Exhibit 10.2

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LIMITED LIABILITY COMPANY AGREEMENT

OF

HEALTHSPAN RESEARCH, LLC

Dated as of August 28, 2015

THE UNITS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS.  SUCH UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR AN EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

CERTAIN OF THE UNITS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT MAY ALSO BE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, VESTING PROVISIONS, REPURCHASE OPTIONS, OFFSET RIGHTS AND FORFEITURE PROVISIONS SET FORTH HEREIN AND/OR IN A SEPARATE AGREEMENT WITH THE INITIAL HOLDER OF SUCH UNITS.  A COPY OF SUCH AGREEMENT(S) MAY BE OBTAINED BY THE HOLDER OF SUCH UNITS UPON WRITTEN REQUEST AND WITHOUT CHARGE.

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ARTICLE VII BOOKS, RECORDS, ACCOUNTING AND REPORTS; INSPECTION		27
7.1	Records and Accounting	27
7.2	Tax Reports.	27
7.3	Transmission of Communications.	27
7.4	Financial Statements.	27
7.5	Confidentiality; Non-Solicit; Non-Disparagement.	28
ARTICLE VIII TAX MATTERS		29
8.1	Tax Elections	29
8.2	Tax Controversies	29
8.3	Code Section 83 Safe Harbor Election	29
ARTICLE IX TRANSFER OF UNITS; REPURCHASE OF UNITS		30
9.1	Transfer Restrictions	30
9.2	Tag Along Rights.	30
9.3	Approved Sale; Drag Along Obligations.	31
9.4	Effect of Assignment.	33
9.5	Additional Restrictions on Transfer.	34
9.6	Legend	35
9.7	Transfer Fees and Expenses	35
9.8	Void Transfers	35
9.9	Holdback Agreement	35
9.10	Forfeiture of Units	36
9.11	Conversion to Corporate Form Upon a Public Offering.	36
9.12	Termination of Transfer Restrictions upon a Corporate Conversion.	36
9.13	Redemption of Chromadex Units..	37
ARTICLE X ADMISSION OF MEMBERS		37
10.1	Substituted Members	37
10.2	Additional Members	37
ARTICLE XI WITHDRAWAL AND RESIGNATION OF UNITHOLDERS		37
11.1	Withdrawal and Resignation of Unitholders	37
ARTICLE XII		38
12.1	Dissolution	38
12.2	Liquidation and Termination	38
12.3	Securityholders Agreement	39
12.4	Cancellation of Certificate	39
12.5	Reasonable Time for Winding Up	39
12.6	Return of Capital	39
ARTICLE XIII		39
13.1	Valuation of the Company’s Securities	39
13.2	Valuation of Other Assets and Securities	40
ARTICLE XIV		40
14.1	Power of Attorney	40
14.2	Amendments	40
14.3	Title to Company Assets	41
14.4	Remedies	41

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14.5	Successors and Assigns	41
14.6	Severability	41
14.7	Counterparts; Binding Agreement	41
14.8	Descriptive Headings; Interpretation	41
14.9	Applicable Law	42
14.10	Addresses and Notices	42
14.11	Creditors	42
14.12	Waiver	42
14.13	Further Action	42
14.14	Offset	42
14.15	Entire Agreement	43
14.16	Opt-in to Article 8 of the Uniform Commercial Code	43
14.17	Delivery by Facsimile, Electronic Mail, Portable Document Format, or Comparable Electronic Transmission	43
14.18	MUTUAL WAIVER OF JURY TRIAL	43
14.19	Survival	43
14.20	Expenses..	43
14.21	Acknowledgments	43
14.22	Spousal Consent	44

SCHEDULES

Schedule A – Schedule of Unitholders

EXHIBITS

Exhibit A – Community Property Spousal Consent
Exhibit B – Separate Property Waiver and Acknowledgement

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LIMITED LIABILITY COMPANY AGREEMENT OF HEALTHSPAN RESEARCH, LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT, is entered into as of August 28, 2015, by and among the Members (as defined below) and the Company (as defined below).

WHEREAS, the Company was formed as a limited liability company pursuant to and in accordance with the Delaware Act by filing a Certificate of Formation (the “Certificate”) with the Office of the Secretary of State of the State of Delaware on July 1, 2015; and

WHEREAS, the Members desire to participate in the Company for, among other things, the purpose of acquiring, holding and disposing of, directly or indirectly, the outstanding equity of the Company and any of its direct and indirect Subsidiaries, if any, and for any other purpose necessary, convenient or incidental to the conduct, promotion or attainment of such purpose.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

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ARTICLE I

DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the following meanings:

“Additional Member” means a Person admitted to the Company as a Member pursuant to Section 10.2.

“Adjusted Capital Account Deficit” means with respect to any Capital Account as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Person's Capital Account balance shall be (i) reduced for any items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6), and (ii) increased for any amount such Person is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to Minimum Gain).

“Affiliate” of any particular Person means (i) any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise, and (ii) including, if such Person is a partnership or limited liability company, any partner, manager, or member thereof.

“Agreement” means this Limited Liability Company Agreement, as amended, modified or waived from time to time in accordance with the terms hereof.

“Applicable Tax Rate” means the combined federal, state and local tax rate applicable to any Member as determined from time to time by the Board.

“Approved Sale” has the meaning set forth in Section 9.3(a)(i).

“Assignee” means a Person to whom Units have been Transferred in accordance with the terms of this Agreement and the other agreements contemplated hereby, but who has not become a Member pursuant to Article XI.

“Board” means the Board of Managers of the Company established pursuant to Section 5.2.

“Book Value” means, with respect to any Company property, the Company's adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Sections 1.704-1(b)(2)(iv)(d)-(g). For the avoidance of doubt, the initial Book Value of any asset contributed to the Company shall be the Fair Market Value of such asset at the time it is contributed to the Company.

“Business” means the Company's and its Subsidiaries' businesses, including, without limitation, the business relating to developing and selling dietary supplements containing Nicotinamide Riboside and other ingredients.

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“Capital Account” means the capital account maintained for a Unitholder pursuant to Section 3.2.

“Capital Contributions” means any cash, cash equivalents, promissory obligations or the Fair Market Value of other property which a Unitholder contributes with respect to any Unit pursuant to Section 3.1.

“Certificate” means the Company's Certificate of Formation as filed with the Secretary of State of Delaware.

“Certificated Units” has the meaning set forth in Section 3.1(a).

“Chromadex” means Chromadex Inc., California corporation.

 “Class A Unit” means a Unit having the rights and obligations specified with respect to Class A Units in this Agreement.

“Class B Unit” means a Unit having the rights and obligations specified with respect to Class B Units in this Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Company” means Healthspan Research LLC, a Delaware limited liability company.

“Company Total Equity Value” means the aggregate proceeds which would be received by the Members if: (i) the assets of the Company as a going concern were sold at their Fair Market Value; (ii) the Company satisfied and paid in full all of its obligations and liabilities (including all Taxes, costs and expenses incurred in connection with such transaction and any reserves established by the Board for contingent liabilities); and (iii) such net sale proceeds were then distributed in accordance with Section 4.1(c), all as determined by the Board. When determined in connection with a Sale of the Company, Company Total Equity Value shall be derived from the consideration paid and payable in connection with such Sale of the Company (rather than the Fair Market Value).

“Confidential Information” has the meaning set forth in Section 7.5.

“Conversion Units” means (i) with respect to a Public Offering of the Company (or any corporate successor thereto), Units or such other common equity securities of the Company (or any corporate successor thereto) that are sold pursuant to such Public Offering, and (ii) with respect to a Public Offering of the Company (or any successor thereto), common stock or such other common equity securities of the Company (or any successor thereto) that are sold pursuant to such Public Offering.

“Corporate Conversion” has the meaning set forth in Section 9.11(b).

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del.L. § 18-101, et seq., as it may be amended from time to time, and any successor to the Delaware Act.

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“Distribution” means each distribution made by the Company to a Unitholder, whether in cash, property or securities of the Company and whether by liquidating distribution, redemption, repurchase or otherwise; provided that none of the following shall be a Distribution: (i) any redemption or repurchase by the Company of any securities of the Company in connection with the termination of employment of an employee of the Company or any of its Subsidiaries or any service provider of the Company or any of its Subsidiaries, and (ii) any recapitalization, exchange or conversion of securities of the Company, and any subdivision (by unit split or otherwise) or any combination (by reverse unit split or otherwise).

“Eligible Service Provider” has the meaning set forth in Section 3.8(a).

“Equity Agreement” has the meaning set forth in Section 3.1(b).

“Equity Securities” means (i) units (including, without limitation, the Units), stock or other equity interests in the Company (including, without limitation, other classes, groups or series thereof having such relative rights, powers, and/or obligations as may from time to time be established by the Board, including rights, powers, and/or duties different from, senior to or more favorable than existing classes, groups and series of units, stock and other equity interests in the Company, and including, without limitation, any so-called “profits interests”), (ii) obligations, evidences of Indebtedness or other securities or interests convertible or exchangeable into, or exercisable for, units, stock or other equity interests in the Company, and (iii) warrants, options or other rights to purchase or otherwise acquire units, stock or other equity interests in the Company.

“Event of Withdrawal” means the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company.

“Excluded Issuances” means issuances of: (i) Units set forth on the Schedule of Unitholders as of the date hereof, (ii) Equity Securities in connection with debt financings, refinancings or similar transactions approved by the Board (other than any such transaction in which any Founder Investor is issued Equity Securities), (iii) Equity Securities upon exercise or conversion or exchange of debt securities, other Equity Securities which were issued in compliance with Section 3.1(c) or Equity Securities which were issued in an issuance which is exempt from Section 3.1(c), (iv) Equity Securities issued in connection with any transactions involving the Company or any of its Subsidiaries and other Persons that are deemed “strategic” transactions and that are approved, in each case, by the Board (including, without limitation, Equity Securities issued in connection with joint ventures and similar arrangements or as consideration in connection with an acquisition transaction), (v) Equity Securities issued to officers, directors, consultants, employees or other service providers to the Company or any of its Subsidiaries pursuant to incentive or other compensation plans (including any Management Incentive Plan) or any other arrangements that are approved by the Board; (vi) Units issued in connection with any Unit split, Unit dividend or recapitalization of the Company, (vii) Equity Securities pursuant to a Corporate Conversion effectuated in accordance with Section 9.11 of this Agreement or otherwise pursuant to a Public Offering; or (viii) Units issued to Founder Investors pursuant to Section 3.1(d)(ii).

“Excluded Unitholder” has the meaning set forth in Section 3.1(c)(i).

“Exclusivity Units” has the meaning set forth in Section 9.13(a).

 “Exempt Transfers” has the meaning set forth in Section 9.1.

“Exercise Period” has the meaning set forth in Section 3.1(c)(ii).

“Fair Market Value” means, with respect to any asset or equity interest, its fair market value determined according to Article XIV.

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“Family Group” means, as to any particular Person, (i) such Person's spouse and descendants (whether natural, adopted or by marriage), (ii) any trust solely for the benefit of such Person and/or such Person's spouse and/or descendants and (iii) any partnerships or limited liability companies where the only partners or members are such Person and/or such Person's spouse and/or descendants.

“Fiscal Period” means any interim accounting period within a Taxable Year established by the Board and which is permitted or required by Code Section 706.

“Fiscal Quarter” means each calendar quarter ending March 31, June 30, September 30 and December 31, or such other quarterly accounting period as may be established by the Board or as required by the Code.

“Fiscal Year” means the calendar year ending on December 31, or such other annual accounting period as may be established by the Board or as required by the Code.

“Forfeiture Allocations” has the meaning set forth in Section 4.2.

“Founder Equity” means (i) the Units issued from time to time to one or more of the Founder Investors hereunder and/or pursuant to any Equity Agreement and any other Equity Securities issued to or acquired by the Founder Investors, and (ii) any securities issued directly or indirectly with respect to the foregoing securities by way of a unit split, unit dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization. As to any particular securities constituting Founder Equity, such securities shall remain Founder Equity in the hands of transferees but such securities shall cease to be Founder Equity when they have been (A) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (B) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force), or (C) redeemed or repurchased by the Company or any Subsidiary or any designee thereof.

“Founder Investors” means, collectively, Rob Fried, and Persons designated as Founder Investors from time to time by the Manager.

 “GAAP” means United States generally accepted accounting principles, consistently applied.

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity or instrumentality exercising executive, legislative, judicial, regulatory, police or administrative functions of government.

“Indebtedness” means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than 120 days past due), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), and (v) any credit or loan agreement or facility or other agreement, instrument or document evidencing, creating or relating to any of the foregoing.

“Indemnified Person” has the meaning set forth in Section 6.4(a).

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“Independent Third Party” means any Person who, immediately prior to the contemplated transaction, (i) does not own, directly or indirectly, in excess of 20% of the Units on a fully diluted basis (a “20% Owner”), (ii) is not controlling, controlled by or under common control with any such 20% Owner, (iii) is not an affiliated investment fund of such 20% Owner, and (iv) is neither a portfolio company of any such 20% Owner nor a Subsidiary of any portfolio company of any such 20% Owner.

“Involuntary Transfer” means any transfer or attempted transfer, encumbrance or other purported disposition by or in which any Member (other than a Founder Investor) shall be deprived or divested of any right, title or interest in or to any of the Units of such Member, including any transfer to a creditor pursuant to court order, any transfer in connection with a reorganization, insolvency, dissolution, bankruptcy or similar proceeding, any transfer to a public officer or agency pursuant to any abandoned property or escheat law, any transfer to the spouse or former spouse of a Member (other than a Founder Investor) as a result of or incident to any dissolution of marriage, marital separation or similar event, any levy of attachment or execution or otherwise by operation of law (other than a Transfer pursuant to Section 9.2 or 9.3 or an Exempt Transfer)

“IRS Notice” has the meaning set forth in Section 8.3(a).

“Liquidation Assets” has the meaning set forth in Section 12.2(b).

“Liquidation FMV” has the meaning set forth in Section 12.2(b).

“Liquidation Statement” has the meaning set forth in Section 12.2(b).

“Losses” means items of Company loss and deduction determined according to Section 3.2(b).

 “Management Equity” means (i) the Units that may be issued to Management Members pursuant to this Agreement and/or any Equity Agreements and identified from time to time by the Board on the Schedule of Unitholders under the subheading titled “Management Members” and (ii) any securities issued directly or indirectly with respect to the foregoing securities by way of a unit split, unit dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization. As to any particular securities constituting Management Equity, such securities shall remain Management Equity in the hands of transferees but such securities shall cease to be Management Equity when they have been (A) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (B) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (C) redeemed or repurchased by the Company or any Subsidiary or designee thereof or any Founder Investor, or forfeited to the Company.

“Majority Founder Investors” means the Founder Investors holding a majority of Units then held by all of the Founder Investors.

“Management Incentive Plan” means the plan or program, if any, established by the Board to facilitate the grant of Management Incentive Units to Eligible Service Providers, as in effect from time to time.

“Management Member(s)” means the Persons that may from time to time be listed under the subheading titled “Management Members” on the Schedule of Unitholders attached hereto, and any other Member who acquires Equity Securities after the date hereof and/or enters into an Equity Agreement after the date hereof pursuant to the terms of Section 3.1, and in either case is designated as a “Management Member” by the Board.

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“Management Incentive Unit Agreements” means those certain Management Incentive Unit Agreements by and among the Company and certain Eligible Service Providers as in effect from time to time and which may, at the discretion of the Board, be entered into pursuant to, and subject to the terms of, a Management Incentive Plan.

“Management Incentive Units” has the meaning set forth in Section 3.8(a).

“Manager” means a Manager on the Board, who, for purposes of the Delaware Act, will be deemed a “manager” (as defined in the Delaware Act) but will be subject to the rights, obligations, limitations and duties set forth in this Agreement.

“Member” means each of the Founder Investors, the Management Members, each other Person listed on the Schedule of Unitholders attached hereto, and any Person admitted to the Company as a Substituted Member or Additional Member; but only for so long as such Person is shown on the Company's books and records as the owner of one or more Units.

“Minimum Gain” means the partnership minimum gain determined pursuant to Treasury Regulation Section 1.704-2(d).

“Non-Exercising Unitholder” has the meaning set forth in Section 3.1(c)(iv).

“Original LLC Agreement” has the meaning set forth in the preamble to this Agreement.

“Other Business” has the meaning set forth in Section 6.6.

“Other Members” has the meaning set forth in Section 9.2(a).

“Other Unitholders” means each holder of Units other than a Founder Investor.

“Over-Allotment Notice” has the meaning set forth in Section 3.1(c)(iv).

“Over-Allotment Notice Exercise Period” has the meaning set forth in Section 3.1(c)(iv).

“Participation Threshold” has the meaning set forth in Section 3.8(b).

“Permitted Transferee” means (i) with respect to any Person who is an individual, a member of such Person's Family Group; provided that the Transferee is not engaged in competition with the Company or any of its Subsidiaries, as determined by the Board, and (ii) with respect to the Founder Investors, to any Affiliate.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, an association, a Governmental Entity or any other entity.

“Prime Rate” means, as of any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

“Pro Rata Share” means with respect to each Unit, the proportional amount such Unit would receive if an amount equal to the Company Total Equity Value were distributed to all Units in accordance with Section 4.1(c), and with respect to each Unitholder, such Unitholder's pro rata share of Company Total Equity Value represented by all Units owned by such Unitholder, in each case as determined in good faith by the Board.

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“Profits” means items of the Company income and gain determined according to Section 3.2(b).

“Proportional Share” has the meaning set forth in Section 3.1(c)(i).

“Proposed Transfer Notice” means written notice from an Other Unitholder setting forth the terms and conditions of a proposed Transfer, which at a minimum shall contain all material terms and conditions (including price and form of consideration) of the proposed Transfer of Units and the identity of the prospective Transferee, which Transferee must be a bona fide third party that is not an Affiliate or member of the Family Group of or otherwise related to, by blood or marriage, the Other Unitholder.

“Public Offering” means any underwritten sale of common equity securities of the Company (or any corporate successor thereto) pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission.

“Regulatory Allocations” has the meaning set forth in Section 4.3(e).

“Sale of the Company” means either (i) the sale, lease, license, transfer, conveyance or other disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company, or (ii) a transaction or a series of related transactions (including by way of merger, consolidation, recapitalization, reorganization or sale of securities by the holders of securities of the Company) the result of which is that (A) the Unitholders immediately prior to such transaction or series of related transactions are (after giving effect to such transaction or series of related transactions) no longer, in the aggregate, the “beneficial owners” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting securities of the Company and (B) the Founder Investors are no longer entitled to appoint a majority of the Managers to the Board. Notwithstanding the foregoing, (a) no such transaction or series of related transactions (including by way of merger, consolidation, recapitalization, reorganization, sale of units or otherwise) in connection with a Public Offering of the Company (or a corporate successor thereto) shall be deemed a Sale of the Company, and (b) a Sale of the Company shall not include any such transaction or series of related transactions effected by the issuance of voting securities by the Company, unless in connection with such issuance the Company either (x) redeems securities of the Company outstanding immediately prior to such issuance having a redemption price equal to more than 50% of the Company Total Equity Value immediately prior to such issuance or (y) makes a distribution upon the securities of the Company outstanding immediately prior to such issuance in an amount equal to more than 50% of the Company Total Equity Value immediately prior to such issuance payable other than in cash out of earnings or earned surplus and other than a distribution payable solely in equity securities of the Company.

“Sale Notice” has the meaning set forth in Section 9.2(a).

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Exchange Act shall be deemed to include any corresponding provisions of future law.

“Sellers’ Representative” has the meaning set forth in Section 9.3(a)(iv).

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 “Sub Board” has the meaning set forth in Section 5.2(a)(iii).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, and without limitation, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 10.1.

“Supply Agreement” has the meaning set forth in Section 9.13(a).

 “Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any transferee liability and any interest, penalties or additions to tax or additional amounts in respect of the foregoing.

“Tax Distribution” has the meaning set forth in Section 4.1(a).

“Tax Matters Partner” has the meaning set forth in Section 6231 of the Code.

“Taxable Year” means the Company's accounting period for federal income tax purposes determined pursuant to Section 8.2.

“Transfer” means any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other direct or indirect disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law) or the acts thereof, but excluding conversions and redemptions or repurchases of Units or stock by the Company made in accordance with this Agreement. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Transferring Unitholder” has the meaning set forth in Section 9.2(a).

“Treasury Regulations” means the income tax regulations promulgated under the Code, as amended from time to time.

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“Unit” means a Unit owned by a Member or an Assignee in the Company representing a fractional part of the interests in Profits, Losses and Distributions of the Company held by all Members and Assignees and shall include, without limitation, Class A Units and Class B Units; provided that any class, group or series of Units issued shall have the relative rights, powers and obligations set forth in this Agreement.

“Unitholder” means a holder of one or more Units, as reflected on the Company's books and records.

“Unreturned Capital” means, with respect to any Unit, an amount equal to the excess, if any, of (i) the aggregate amount of Capital Contributions made with respect to such Unit, minus (ii) the aggregate amount of prior Distributions made by the Company with respect to such Unit pursuant to Section 4.1(c)(i) (including pursuant to Section 12.2(c)).

“Vested Units” means, with respect to any Units that are subject to vesting pursuant to any Equity Agreement or Management Incentive Unit Agreement, Units that have vested in accordance with the terms of any such Equity Agreement, and with respect to all other Units, all such Units. For the avoidance of doubt, all Class A Units are Vested Units.

ARTICLE II

ORGANIZATIONAL MATTERS

2.1      Formation of the Company. The Company was formed on July 1, 2015 pursuant to the provisions of the Delaware Act.  The Members hereby ratify the acts of the authorized representative in connection with the formation thereof.

2.2      Limited Liability Company Agreement. The Members and the Company hereby execute this Agreement for the purpose of establishing the governance of the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act. The Members hereby agree that during the term of the Company set forth in Section 2.6 the rights, powers and obligations of the Unitholders with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and (except where the Delaware Act provides that such rights, powers and obligations specified in the Delaware Act shall apply “unless otherwise provided in a limited liability company agreement” or words of similar effect and such rights, powers and obligations are set forth in this Agreement) the Delaware Act; provided that, notwithstanding the foregoing, Section 18-210 of the Delaware Act (captioned “Contractual Appraisal Rights”) and Section 18-305(a) of the Delaware Act (captioned “Access to and Confidentiality of Information; Records”) shall not apply or be incorporated into this Agreement (but with it being understood that this proviso shall not affect the obligations of the Company under Section 7.2 and Section 7.4).

2.3      Name. The name of the Company shall be “Healthspan Research LLC.” The Board may change the name of the Company at any time and from time to time. Notification of any such change shall be given to all Unitholders. The Company's business may be conducted under its name and/or any other name or names deemed advisable by the Board.

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2.4      Purpose. The purpose and business of the Company shall be to (a) sell dietary supplement products containing Nicotinamide Riboside and other ingredients, and (b) engage in any other lawful acts or activities for which limited liability companies may be organized under the Delaware Act.

2.5      Principal Office; Registered Office. The principal office of the Company shall be located at 3130 Wilshire Blvd., 4th Floor, Santa Monica, California 90403, or at such other place as the Board may from time to time designate, and all business and activities of the Company shall be deemed to have occurred at its principal office. The Company may maintain offices at such other place or places as the Board deems advisable. Notification of any such change shall be given to all Unitholders. The address of the registered office of the Company in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by applicable law, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be the registered agent named in the Certificate or such Person or Persons as the Board may designate from time to time in the manner provided by applicable law.

2.6      Term. The term of the Company commenced on July 1, 2015 and shall continue in existence until termination and dissolution thereof in accordance with the provisions of Article XII.

2.7      No State-Law Partnership. The Unitholders intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Unitholder be a partner or joint venturer of any other Unitholder by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.7, and neither this Agreement nor any other document entered into by the Company or any Unitholder relating to the subject matter hereof shall be construed to suggest otherwise. The Unitholders intend that the Company shall be treated as a partnership for federal and, as applicable, state or local income tax purposes, and that each Unitholder and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

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ARTICLE III

CAPITAL CONTRIBUTIONS

3.1      Unitholders.

(a)         Capital Contributions; Schedule of Unitholders. Each Unitholder named on the Schedule of Unitholders attached hereto has made a Capital Contribution to the Company in the amount and on the date specified thereon in exchange for the Units specified thereon. Any reference in this Agreement to the Schedule of Unitholders shall be deemed a reference to the Schedule of Unitholders as amended and in effect from time to time. The Company may (but need not) issue certificates representing the Units (“Certificated Units”). The Company may issue fractional Units. The ownership by a Member of Units shall entitle such Unitholder to allocations of Profits and Losses and other items and Distributions of cash and other property as set forth in Article IV for the particular class, group or series of which such Unit is a part.

(b)         Issuance of Additional Units and Interests. Subject to compliance with Sections 3.1(c) and (d) (only to the extent applicable), the Board shall have the right at any time and from time to time to authorize and cause the Company to create and/or issue Equity Securities of the Company to any Person, in which event, (i) all Units of a class, group or series shall be diluted in an equal manner as to the other Units of such class, group or series, with respect to such issuance, subject to differences in rights and preferences of different classes, groups and series of Equity Securities, and (ii) the Board shall have the power to amend this Agreement and/or the Schedule of Unitholders to reflect such additional issuances and dilution and to make any such other amendments as it deems necessary or desirable to reflect such additional issuances (including, without limitation, amending this Agreement to increase the number of Equity Securities of any class, group or series, to create and authorize a new class, group or series of Equity Securities and to add the terms of such new class, group or series including economic and governance rights which may be different from, senior to or more favorable than the other existing Equity Securities), in each case without the approval or consent of any other Person. Any Person who acquires Equity Securities may be admitted to the Company as a Member in accordance with Section 10.2. In connection with any issuance of Units, the Person who acquires such Units shall execute a counterpart to this Agreement, accepting and agreeing to be bound by all terms and conditions hereof, and shall enter into such other documents, instruments and agreements to effect such purchase and evidence the terms and conditions thereof (including Transfer restrictions, vesting and forfeiture or buyback provisions) as are required by the Board (each, an “Equity Agreement”). Each Person who acquires Units shall in exchange for such Units make a Capital Contribution to the Company in accordance with such Person's Equity Agreement or, if none, in an amount to be determined by the Board in its sole discretion (which may be zero).

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(c)      Preemptive Rights.

(i)           Except for Excluded Issuances, if the Company sells or offers to sell any Equity Securities (including Units) to any Person, the Company shall offer to sell to each Unitholder (other than Excluded Unitholders (as defined below)) the number of Equity Securities equal to the quotient obtained by dividing (A) the aggregate Capital Contributions made to the Company by such Unitholder, by (B) the aggregate Capital Contributions made to the Company by all Unitholders (such Unitholder's "Proportional Share"); provided that no Unitholder who is not an "accredited investor" as such term is defined under the Securities Act and the rules and regulations promulgated thereunder (any such Unitholder, an "Excluded Unitholder") shall have any rights under this Section 3.1(c).  Each such Unitholder (other than Excluded Unitholders) shall be entitled to purchase such Equity Securities at the most favorable price and on the most favorable terms as such Equity Securities are to be offered; provided that if all Persons entitled to purchase or receive such Equity Securities are required to also purchase other securities of the Company, the Unitholders exercising their rights pursuant to this Section 3.1(c) shall also be required to purchase the same strip of securities (on the same terms and conditions) that such other Persons are required to purchase.  The purchase price for all securities offered to such Unitholders hereunder shall be payable in the same form as shall be paid by any proposed purchaser.

(ii)           In order to exercise its purchase rights pursuant to Section 3.1(c)(i), a Unitholder must within ten (10) calendar days after delivery by the Company of written notice describing in reasonable detail the securities being offered (the “Exercise Period”), the purchase price thereof, the payment terms and such Unitholder's Proportional Share, deliver a written notice to the Company describing such Unitholder's election hereunder.

(iii)           No later than ten (10) calendar days following the expiration of the Exercise Period, the Company shall notify each exercising Unitholder in writing of the aggregate number of Units that the Unitholders have agreed to purchase pursuant to Section 3.1(c)(ii) (the "Over-allotment Notice"). Each exercising Unitholder exercising its rights to purchase its Proportional Share in full shall have a right of over-allotment such that if any other Unitholder fails to exercise its right under this Section 3.1(c) to purchase its Proportional Share of the offered Units (each, a “Non-Exercising Unitholder”), such exercising Unitholder may purchase its Proportional Share of such Non-Exercising Unitholder 's allotment by giving written notice to the Company within ten (10) calendar days of receipt of the Over-allotment Notice (the “Over-allotment Exercise Period”).

(iv)           Upon the expiration of the  Over-Allotment Exercise Period described above, the Company shall be entitled to sell such securities which such Unitholders have not elected to purchase during the ninety (90) calendar days following such expiration at a price not less than, and on other terms and conditions no more favorable to the purchasers thereof than, that offered to such Unitholders.  Any securities offered or sold by the Company after such ninety (90) day period (other than Excluded Issuances) must be reoffered to such Unitholders pursuant to the terms of this Section 3.1(c).

(v)           The rights of the Unitholders under this Section 3.1(c) shall terminate upon the consummation of a Public Offering.

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(d)         Anti-Dilution.

(i)           Except as set forth in Section 3.1(d)(ii) below and Excluded Issuances, to the extent that that Company issues any additional Units (“Additional Units”), and the purchase price per Unit is based on a valuation of the Company of less than $10,000,000 (as determined without regard to the operation of this Agreement and the issuance of Adjusting Units (as defined below)) (a “Dilutive Transaction”), contemporaneously with the Dilutive Transaction the Company will issue Chromadex additional Class A Units in an amount that provides Chromadex with the number of Units that they would have held in the Company had they purchased their existing Class A Units for the price per Unit paid by the investors in the Dilutive Transaction (the “Adjusting Units”). As a result of the adjustment, the new investor(s) under the Dilutive Transaction will also receive Adjusting Units in an amount necessary to provide the new investor(s) with the percentage interest in the Company contemplated by the Dilutive Transaction.

(ii)           Notwithstanding Sections 3.1(b) and 3.1(d)(i) above, to the extent that the Company issues any Class A Units to the Founder Investors (other than Rob Fried) for a nominal capital contribution or a capital contribution determined by the Manager, in its reasonable discretion, to be less than Fair Market Value (the “Initial Founder Issuances”), no Unitholder other than Rob Fried shall be diluted as to Initial Founder Issuances and such transactions will not be considered Dilutive Transactions.

(e)         Certain Representations and Warranties. By executing this Agreement (or, after the date hereof, any counterpart or joinder to this Agreement) and in connection with the issuance of Equity Securities to such Unitholder, each Unitholder represents and warrants to the Company as follows:

(i)           The Equity Securities being acquired by such Unitholder pursuant to this Agreement or otherwise will be acquired for such Unitholder's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act or any applicable state securities laws, and the Equity Securities will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

(ii)           Such Unitholder is sophisticated in financial matters and is able to evaluate the risks and benefits of decisions respecting the investment in the Equity Securities and is either (A) an executive officer of the Company or a Subsidiary or Affiliate thereof or is a service provider knowledgeable about the Company and its Subsidiaries, if any, or (B) an “accredited investor” as such term is defined under the Securities Act and the rules and regulations promulgated thereunder.

(iii)           Such Unitholder is able to bear the economic risk of his, her or its investment in the Equity Securities for an indefinite period of time because the Equity Securities have not been registered under the Securities Act or applicable state securities laws and are subject to substantial restrictions on Transfer set forth herein and, therefore, cannot be sold unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available and in compliance with such restrictions on Transfer set forth herein.

(iv)           Such Unitholder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Equity Securities and has had full access to such other information concerning the Company and its Subsidiaries, if any, and Affiliates as he, she or it has requested.

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

(v)           Such Unitholder has received and carefully read a copy of this Agreement. This Agreement and each of the other agreements contemplated hereby to be executed by such Unitholder (including any Equity Agreement) constitute the legal, valid and binding obligation of such Unitholder, enforceable in accordance with their terms, and the execution, delivery and performance of this Agreement and such other agreements do not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Unitholder is a party or any judgment, order or decree to which such Unitholder is subject or create any conflict of interest with the Company or any of its Subsidiaries or Affiliates, or any of their present or former customers.

(vi)           Such Unitholder is a resident of the state, or has its principal place of business in the state, set forth under his or her name on the Schedule of Unitholders attached hereto.

(vii)           Such Unitholder is not guaranteed to receive any Distributions (including Tax Distributions) and such Distributions will be made only when and if determined by the Board.

(viii)           Such Unitholder has been given the opportunity to consult with independent legal counsel regarding his, her or its rights and obligations under this Agreement and has consulted with such independent legal counsel regarding the foregoing (or, after carefully reviewing this Agreement, has freely decided not to consult with independent legal counsel), fully understands the terms and conditions contained herein and therein and intends for such terms to be binding upon and enforceable against him, her or it.

3.2      Capital Accounts.

(a)         Maintenance of Capital Accounts. The Company shall maintain a separate Capital Account for each Unitholder according to the rules of Treasury Regulations Section 1.704-1(b)(2)(iv). For this purpose, the Company may, upon the occurrence of the events specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of the Company property.

(b)         Computation of Income, Gain, Loss and Deduction Items. For purposes of computing the amount of any item of the Company income, gain, loss or deduction to be allocated pursuant to Article IV and to be reflected in the Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided that:

(i)           The computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(1)(B) or Code Section 705(a)(2)(B) and Treasury Regulations Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.

(ii)           If the Book Value of any Company property is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

(iii)           Items of income, gain, loss or deduction attributable to the disposition of the Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

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(iv)           Items of depreciation, amortization and other cost recovery deductions with respect to the Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property's Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

(v)           To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

3.3      Negative Capital Accounts. No Unitholder shall be required to pay to any other Unitholder or the Company any deficit or negative balance which may exist from time to time in such Unitholder's Capital Account (including upon and after dissolution of the Company).

3.4      No Withdrawal. No Person shall be entitled to withdraw any part of such Person's Capital Contributions or Capital Account or to receive any Distribution from the Company, except as expressly provided herein.

3.5      Loans From Unitholders. Loans by Unitholders to the Company shall not be considered Capital Contributions. If any Unitholder shall loan funds to the Company in excess of the amounts required hereunder to be contributed by such Unitholder to the capital of the Company, the making of such loans shall not result in any increase in the amount of the Capital Account of such Unitholder. The amount of any such loans shall be a debt of the Company to such Unitholder and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.

3.6      Distributions In-Kind. To the extent that the Company distributes property in-kind to the Unitholders, the Company shall be treated as making a distribution equal to the Fair Market Value of such property for purposes of Section 4.1 and such property shall be treated as if it were sold for an amount equal to its Fair Market Value and any resulting gain or loss shall be treated as an item of Profits or Losses and allocated to the Unitholders' Capital Accounts in accordance with Sections 4.2 through 4.4.

3.7      Transfer of Capital Accounts. The original Capital Account established for each Substituted Member shall be in the same amount as the Capital Account of the Unitholder (or portion thereof) to which such Substituted Member succeeds, at the time such Substituted Member is admitted to the Company. The Capital Account of any Unitholder shall be increased or decreased by means of the transfer to it of all or part of the Units of another Unitholder. Any reference in this Agreement to a Capital Contribution of or Distribution to a Unitholder that has succeeded any other Unitholder shall include any Capital Contributions or Distributions previously made by or to the former Unitholder on account of the Units of such former Unitholder transferred to such successor Unitholder.

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3.8      Management Incentive Units.

(a)         From time to time after the date hereof, the Board shall have the power and discretion to approve the issuance to any employee, officer, Manager, director, consultant or advisor of the Company or any of its Subsidiaries (each an “Eligible Service Provider”) of authorized but unissued Units representing a fractional part of the interests in Profits, Losses and Distributions of the Members and having the rights and obligations specified with respect to Class B Units or such other class of Units as the Board may establish from time to time in this Agreement (“Management Incentive Units”). The Board shall have the power and discretion to establish a Management Incentive Plan setting forth such terms and conditions as the Board shall deem appropriate to facilitate the issuance of Management Incentive Units. The Board shall have the power and discretion to approve which Eligible Service Providers shall be offered and issued such Management Incentive Units, the number of Management Incentive Units to be offered and issued to each such Eligible Service Provider, the vesting, forfeiture and other restrictions, if any, governing such Management Incentive Units, the purchase price therefor, if any, and the any such other terms and conditions as it shall deem appropriate. In connection with any approved issuance to any Eligible Service Provider of Management Incentive Units hereunder, such Eligible Service Provider shall execute a counterpart to this Agreement, or otherwise be deemed to have become a party to this Agreement by executing a Management Incentive Unit Agreement, accepting and agreeing to be bound by all terms and conditions hereof, and shall enter into such other documents and instruments to effect such purchase (including, without limitation, a Management Incentive Unit Agreement) as are required by the Board. This Section 3.8, together with any Management Incentive Plan and the Management Incentive Unit Agreements pursuant to which the Management Incentive Units are issued, are intended to qualify as a compensatory benefit plan within the meaning of Rule 701 of the Securities Act and the issuance of Management Incentive Units pursuant hereto is intended to qualify for the exemption from registration under the Securities Act provided by Rule 701; provided that the foregoing shall not restrict or limit the Company's ability to issue any Management Incentive Units pursuant to any other exemption from registration under the Securities Act available to the Company.

(b)         As of the date of each grant of Management Incentive Units to an Eligible Service Provider, the Board shall establish an initial “Participation Threshold” amount with respect to each such Management Incentive Unit granted on such date. Unless otherwise determined by the Board or provided in the applicable Management Incentive Unit Agreement, the Participation Threshold with respect to a Management Incentive Unit shall be equal to or greater than the result of (i) the amount that would be distributed with respect to all Units pursuant to Section 4.1(c)(ii) in a hypothetical transaction in which the Company sold all of its assets for Fair Market Value and distributed the proceeds therefrom in liquidation of the Company pursuant to Section 12.2 (as determined immediately prior to the issuance of such Management Incentive Unit, but taking into account all Capital Contributions, if any, with respect to all Units issued as part of the issuance of such Management Incentive Unit) minus (ii) the total Capital Contributions (if any) made by the Eligible Service Provider receiving such Management Incentive Unit with respect to all Management Incentive Units received by such Eligible Service Provider as part of the same issuance; provided that, for the avoidance of doubt, no Capital Contributions shall be made by the Eligible Service Provider if and to the extent such Management Incentive Units are intended for U.S. federal income tax purposes to be “profits interests” within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43. The Board may designate a series number for Management Incentive Units that have the same Participation Threshold, which Participation Threshold may differ from the Participation Thresholds of other series of Management Incentive Units not included in such subset.

(c)         Each Management Incentive Unit's Participation Threshold may be adjusted (in the sole discretion and as determined by the Board) after the grant of such Management Incentive Unit in the following manner:

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(i)           in the event of any Distribution with respect to the Units pursuant to Section 4.1(c)(ii) or any redemption or repurchase of Units by the Company, the Participation Threshold of each Management Incentive Unit outstanding at the time of such Distribution, redemption, or repurchase shall be reduced (but not below zero) by the amount of such Distribution per Unit or the amount paid by the Company per Unit to redeem or repurchase such Units;

(ii)           in the event of any Capital Contribution with respect to Units issued after such Management Incentive Unit is issued, the Participation Threshold of such Management Incentive Unit may be increased by the amount of such Capital Contribution; and

(iii)           in the event of any change in the Company's capital structure not addressed in Section 3.8(c)(i) or Section 3.8(c)(ii) above, the Board may (but shall not be obligated to) equitably adjust the Participation Thresholds of the outstanding Management Incentive Units to the extent necessary (in the Board's good faith judgment) to prevent such capital structure change from changing the economic rights represented by the Management Incentive Units in a manner that is disproportionately favorable or unfavorable in relation to the economic rights of other classes of outstanding Units; provided, however, that, no such adjustment shall be made if and to the extent that such Management Incentive Units are intended for U.S. federal income tax purposes to be “profits interests” within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43 and the adjustment would cause the Management Incentive Units to cease to be treated as profits interests.

(d)         The grant of Management Incentive Units and the Participation Thresholds of each holder's Management Incentive Units shall be set forth on the Schedule of Unitholders, and the Schedule of Unitholders may be amended by the Board (without the requirement of an approval from any Member) from time to time by the Company as necessary to reflect the grant of Management Incentive Units and any adjustments to the Participation Thresholds of outstanding Management Incentive Units required pursuant to this Section 3.8.

(e)         The Management Incentive Units issued to any Eligible Service Provider shall become vested in accordance with the vesting schedule set forth by the Board in connection with the issuance of such Management Incentive Units (and, if applicable, reflected in the relevant Management Incentive Unit Agreement).

(f)         The Management Incentive Units to be issued under this Agreement are intended for U.S. federal income tax purposes to be “profits interests” within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43. FURTHER, EACH ELIGIBLE SERVICE PROVIDER THAT IS ISSUED MANAGEMENT INCENTIVE UNITS SHALL MAKE AND FILE WITH THE INTERNAL REVENUE SERVICE A “SECTION 83(B) ELECTION” IN SUCH FORM AS REQUIRED BY APPLICABLE TREASURY REGULATIONS. ANY SECTION 83(B) ELECTION SHALL BE FILED WITHIN THIRTY (30) DAYS OF THE GRANT DATE OF A MANAGEMENT INCENTIVE UNIT TO AN ELIGIBLE SERVICE PROVIDER AND SUCH ELIGIBLE SERVICE PROVIDER SHALL DELIVER A DULY FILED COPY THEREOF TO THE COMPANY WITHIN TEN (10) DAYS AFTER FILING.

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ARTICLE IV

DISTRIBUTIONS AND ALLOCATIONS;

REDEMPTION

4.1      Distributions.

(a)         Tax Distributions. To the extent funds of the Company may be available for distribution by the Company (as determined by the Board in its sole discretion) and a Distribution thereof is permitted by applicable law and any financing agreements to which the Company or its Subsidiaries, if any, is a party, the Board shall cause the Company to distribute to the Unitholders with respect to each Fiscal Quarter an amount of cash (a “Tax Distribution”) which in the judgment of the Board equals (i) the amount of taxable income allocable to the Unitholders in respect of such Fiscal Quarter (net of taxable Losses allocated to the Unitholder in respect of prior Fiscal Quarters and not previously taken into account under this clause), multiplied by (ii) the Applicable Tax Rate, with such Tax Distribution to be made to the Unitholders in the same proportions that taxable income was allocated to the Unitholders during such Fiscal Quarter (net of taxable Losses allocated to the Unitholder in respect of prior Fiscal Quarters and not previously taken into account under this clause). To the extent any Unitholder receives Tax Distributions that are attributable to items of income or gain allocated in accordance with, or in the same manner as, Code Section 704(c), such Tax Distributions shall be treated as advance Distributions to such Unitholder in the order of priority set forth in Section 4.1(b) and 4.1(c).

(b)         Other Distributions. Except as otherwise set forth in Section 4.1(a) or Section 4.1(c), the Board may (but shall not be obligated to) make Distributions at any time or from time to time, but each such Distribution shall be made to all holders of Vested Units ratably among such holders based upon the number of Vested Units held by each such holder immediately prior to such Distribution; provided that no Management Incentive Unit shall be entitled to receive any Distributions pursuant to this Section 4.1(b) unless the aggregate Distributions (other than Tax Distributions) to all Unitholders prior to and including such Distribution equals or exceeds the Participation Threshold for such Management Incentive Unit.

(c)         Distributions upon a Sale of the Company. In the event of a Sale of the Company, each Unitholder shall receive in exchange for the Units held by such Unitholder, Distributions in the following order of priority (and with it being understood that determinations regarding the timing and amount of Distributions in connection with a Sale of the Company shall be made by the Board):

(i)           first, to the holders of Class A Units ratably among such holders based upon the aggregate Unreturned Capital with respect to all outstanding Class A Units held by each such holder immediately prior to such Distribution, until the aggregate Unreturned Capital with respect to each such holder's Class A Units has been reduced to zero;

(ii)           second, to all holders of Vested Units ratably among such holders based upon the number of Vested Units held by each such holder immediately prior to such Distribution; provided that no Management Incentive Unit shall be entitled to receive any Distributions pursuant to this Section 4.1(c)(ii) unless the aggregate Distributions (other than Tax Distributions) to all Unitholders prior to and including such Distribution equals or exceeds the Participation Threshold for such Management Incentive Unit.

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

provided, however, that if such consideration includes any securities and due receipt thereof by any Unitholder would require under applicable law (A) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities or (B) the provision to any Unitholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may, in its sole discretion, cause to be paid to any such Unitholder in lieu thereof, against surrender of the Units which would have otherwise been sold by such Unitholder, an amount in cash equal to the Fair Market Value of the securities which such Unitholder would otherwise receive as of the date of the issuance of such securities in exchange for the Units. Each Unitholder shall take all necessary or desirable actions (including executing documents) in connection with the Distribution of the aggregate consideration from any such transaction as requested by the Board.

4.2      Allocations.  Except as otherwise provided in Section 4.3, Profits and Losses for any Fiscal Year shall be allocated among the Unitholders in such a manner as to reduce or eliminate, to the extent possible, any difference, as of the end of such Fiscal Year, between (a) the sum of (i) the Capital Account of each Unitholder, (ii) such Unitholder's share of Minimum Gain, and (iii) such Unitholder's partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)) and (b) the respective net amounts, positive or negative, which would be distributed to them or for which they would be liable to the Company under the Delaware Act, determined as if the Company were to (i) liquidate the assets of the Company for an amount equal to their Book Value and (ii) distribute the proceeds of liquidation pursuant to Section 12.2. For the avoidance of doubt, solely for purposes of making such allocation all of the Units shall be treated as Vested Units. The Unitholders acknowledge that allocations like those described in Proposed Treasury Regulation Section 1.704-1(b)(4)(xii)(c) (“Forfeiture Allocations”) may result from the allocations of Profits and Losses provided for in this Agreement. For the avoidance of doubt, the Company is entitled to make Forfeiture Allocations and, once required by applicable final or temporary guidance, allocation of Profits and Losses will be made in accordance with Proposed Treasury Regulation Section 1.704-1(b)(4)(xii)(c) or any successor provision or guidance.

4.3      Special Allocations.

(a)         Partner Nonrecourse Deductions and Minimum Gain Chargeback. Losses attributable to partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulations Section 1.704-2(i). If there is a net decrease during a Taxable Year in partner nonrecourse debt minimum gain (as determined pursuant to Treasury Regulations Section 1.704-2(i)(3)), Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Unitholders in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(i)(4) and 1.704-2(j)(2).

(b)         Nonrecourse Deductions and Minimum Gain Chargeback. Nonrecourse deductions (as determined according to Treasury Regulations Section 1.704-2(b)(1)) for any Taxable Year shall be allocated to each Unitholder ratably among such Unitholders based upon the manner in which Profits are allocated among the Unitholders for such Taxable Year. Except as otherwise provided in Section 4.3(a), if there is a net decrease in the Minimum Gain during any Taxable Year, each Unitholder shall be allocated Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(f). This Section 4.3(b) is intended to be a Minimum Gain chargeback provision that complies with the requirements of Treasury Regulations Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

(c)         Qualified Income Offset. If any Unitholder that unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, computed after the application of Sections 4.3(a) and 4.3(b) but before the application of any other provision of this Article IV, then Profits for such Taxable Year shall be allocated to such Unitholder in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 4.3(c) is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d)         Allocation of Certain Profits and Losses. Profits and Losses described in Section 3.2(b)(v) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m).

(e)         Regulatory Allocations. The allocations set forth in Sections 4.3(a)-(d) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Unitholders intend to allocate Profit and Loss of the Company or make Distributions. Accordingly, notwithstanding the other provisions of this Article IV, but subject to the Regulatory Allocations, Profits and Losses shall be reallocated among the Unitholders so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Unitholders to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Unitholders anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Unitholders so that the net amount of the Regulatory Allocations and such special allocations to each such Unitholder is zero. In addition, if in any Fiscal Year or Fiscal Period there is a decrease in Minimum Gain, or in partner nonrecourse debt minimum gain, and application of the minimum gain chargeback requirements set forth in Section 4.3(a) or Section 4.3(b) would cause a distortion in the economic arrangement among the Unitholders, the Unitholders may, if they do not expect that the Company will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such minimum gain chargeback requirements. If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirement.

4.4      Offsetting Allocations. If, and to the extent that, any Unitholder is deemed to recognize any item of income, gain, deduction or loss as a result of any transaction between such Unitholder and the Company pursuant to Sections 83, 482, or 7872 of the Code or any similar provision now or hereafter in effect, the Board may, if permitted by applicable law, allocate any corresponding Profit or Loss to the Unitholder who recognizes such item in order to reflect the Unitholders' economic interest in the Company.

4.5      Tax Allocations.

(a)         Allocations Generally. The income, gains, losses and deductions of the Company will be allocated for federal, state and local income tax purposes among the Unitholders in accordance with the allocation of such income, gains, losses and deductions among the Unitholders for computing their Capital Accounts; except that if any such allocation is not permitted by the Code or other applicable law, the Company's subsequent income, gains, losses, deductions and credits will be allocated among the Unitholders so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

(b)         Code Section 704(c) Allocations. Items of the Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Unitholders in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value. In addition, if the Book Value of any the Company asset is adjusted pursuant to the requirements of Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), then subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c). The Board shall determine all allocations pursuant to this Section 4.5(b) using a method that is reasonable under Treasury Regulation Section 1.704-3.

(c)         Allocation of Tax Credits, Tax Credit Recapture, Etc. Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Unitholders according to their interests in such items as determined by the Board taking into account the principles of Treasury Regulations Sections 1.704-1(b)(4)(ii), 1.704-1(b)(4)(xi) and 1.704-1T(b)(4)(xi).

(d)         Effect of Allocations. Allocations pursuant to this Section 4.5 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unitholder's Capital Account or share of Profits, Losses, Distributions (other than Distributions pursuant to Section 4.1(a)) or other Company items pursuant to any provision of this Agreement.

4.6      Indemnification and Reimbursement for Payments on Behalf of a Unitholder. If the Company is required by law to make any payment to a Governmental Entity that is specifically attributable to a Unitholder or a Unitholder's status as such (including, without limitation, federal withholding taxes, state personal property taxes, and state unincorporated business taxes), then such Unitholder shall indemnify and hold harmless and contribute to the Company in full for the entire amount paid (including interest, penalties and related expenses). The Board may offset Distributions to which a Person is otherwise entitled under this Agreement against such Person's obligation to indemnify the Company under this Section 4.6. A Unitholder's obligation to indemnify and make contributions to the Company under this Section 4.6 shall survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 4.6, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Unitholder under this Section 4.6, including instituting a lawsuit to collect such indemnification and contribution, with interest calculated at a rate equal to the Prime Rate plus three percentage points per annum (but not in excess of the highest rate per annum permitted by law), compounded on the last day of each Fiscal Quarter.

ARTICLE V

MANAGEMENT

5.1      Authority of Board.

(a)         Sole Authority. Except for situations in which the approval of one or more of the Members is expressly and specifically required by the express terms of this Agreement, and subject to the provisions of this Section 5.1, (i) the Board shall conduct, direct and exercise full control over all activities of the Company (including, subject to Section 3.1(c)), all decisions relating to the issuance of additional Equity Securities and the voting and sale of, and the exercise of other rights with respect to, the equity securities of its Subsidiaries), (ii) all management powers over the business and affairs of the Company shall be exclusively vested in the Board, and (iii) the Board shall have the sole power to bind or take any action on behalf of the Company, or to exercise any rights and powers (including, without limitation, the rights and powers to take certain actions, give or withhold certain consents or approvals, or make certain determinations, opinions, judgments, or other decisions) granted to the Company under this Agreement or any other agreement, instrument, or other document to which the Company is a party.

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

(b)      Certain Actions. Without limiting the generality of the foregoing:

(i)           the Board shall have the right to exercise all rights and powers of the Company (whether such rights and powers are expressly and specifically granted to the Company under the terms of an agreement to which the Company is a party, or arise as a result of the Company's ownership of securities or otherwise) to amend or consent to an amendment, modification, or waiver of the Equity Agreements and to take actions, give or withhold consents or approvals, waive or require the satisfaction of conditions, or make determinations, opinions, judgments, or other decisions which are granted to the Company under the Equity Agreements;

(ii)           subject only to the provisions of Section 9.3, the Board shall have sole discretion and right to enter into any agreement regarding, and have sole authority to approve on behalf of the Company and all of the Members, a Sale of the Company, or any merger, consolidation or other transaction involving the Company;

(iii)           the Board shall have the right to determine the timing and amount of any equity investment in the Company and to effect amendments to this Agreement in order to effectuate such equity investments; and

(iv)           the Board shall have the right to hire or terminate the employment of any officer or employee of the Company and determine the terms and conditions thereof.

5.2      Composition of the Board.

(a)         Number and Appointment.  The Board shall initially consist of one (1) Manager. Thereafter, the number of Managers on the Board shall be established from time to time by the Board. Rob Fried shall be the initial member of the Board (each a, “Manager” and together, the “Managers”):

(b)         Term. Each Manager appointed shall serve until a successor is appointed in accordance with the terms hereof or his or her earlier resignation, death or removal or such time as he is no longer eligible to serve on the Board pursuant to the terms hereof. Each Manager may be removed from the Board only by the holders of Class A Units holding a majority of the Class A Units. A Manager may resign at any time upon written notice to the Company. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

(c)         Vacancies. A vacancy in the Board because of resignation, death or removal of a Manager will be filled by a majority of the Board.  If the Board fails to appoint a Manager pursuant to the terms of this Section 5.2, such position in the Board shall remain vacant until the Board exercises its right to appoint a Manager as provided hereunder. Newly created managerships resulting from any increase in the authorized number of Managers may be filled by a majority of the Board.

5.3      Board Actions; Meetings.

(a)                 At any and all meetings of, and with respect to any written consents of, the Board or any committee of any of the Board, each Manager shall be entitled to one (1) vote at such meeting or in connection with any written consent. Unless another percentage is set forth herein or required by applicable law, any determination or action required or permitted to be taken by the Board shall be taken by a majority of the votes entitled to be cast by the Managers then in office (through meetings of the Board or written consents pursuant to this Section 5.3). A majority of the Managers shall constitute a quorum sufficient for conducting meetings and making decisions. The votes constituting a majority of all votes entitled to be cast at a meeting at which a quorum is present shall be an act of the Board.

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

(b)         Regular meetings of the Board may be held on such date and at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called from time to time by any Manager.  Notice of each special meeting of the Board stating the date, place and time of such meeting shall be given to each Manager by hand, telephone, telecopy, electronic mail, overnight courier or the U.S. mail at least twenty-four (24) hours prior to any meeting of the Board. Notice may be waived before or after a meeting or by attendance without protest at such meeting. Any action to be taken by the Board may be taken at a meeting of the Board or by a written consent executed by the Managers having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. Prompt notice of the taking of any action by the Board without a meeting by less than unanimous written consent shall be given to those Managers who did not consent in writing to the action. Managers may participate in a meeting of the Board by means of telephone conference or similar communications equipment by which all Persons participating in the meeting can communicate with each other and such participation in a meeting shall constitute presence in person at the meeting. Any Manager unable to attend a meeting of the Board may designate another Manager as his or her proxy. The Board may adopt such other procedures governing meetings and the conduct of business at such meetings as it shall deem appropriate.

5.4      Delegation of Authority. The Board may, from time to time, delegate to one or more Persons (including any Member and including through the creation and establishment of one or more other committees) such authority and duties as the Board may deem advisable. Any delegation pursuant to this Section 5.4 may be revoked at any time by the Board and no such delegation shall deprive the Board of any power or authority to take the same actions so delegated.

5.5      Purchase of Units. The Board may cause the Company to purchase or otherwise acquire Units; provided that this provision shall not in and of itself obligate any Unitholder to sell any Units to the Company. So long as any such Units are owned by the Company, such Units will not be considered outstanding for any purpose.

5.6      Limitation of Liability.

(a)         Waiver of Liability. Except as otherwise provided herein or in any agreement entered into by such Person and the Company and to the maximum extent permitted by the Delaware Act, no present or former Manager nor any such Manager's Affiliates, employees, agents or representatives shall be liable to the Company or to any Member for any act or omission performed or omitted by such Person in its capacity as Manager; provided that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to fraud or such Person's gross negligence, willful misconduct or knowing violation of law as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected). Each Manager shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by such Manager in good faith reliance on such advice shall in no event subject such Manager or any of such Manager's Affiliates, employees, agents or representatives to liability to the Company or any Member.

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

(b)         Fiduciary Duty. Except as expressly set forth herein or required by law, no activity by any Manager shall constitute a breach of any fiduciary duty, if any such duty is owed, to the Company or any Member of the Company. Any fiduciary duties (including any duties of care, disclosure or loyalty) that a Manager might otherwise have to the Company or the Members of the Company are hereby eliminated, except to the extent otherwise required by law. Nothing in this Section 5.6(b) shall be construed as (i) eliminating any duty or obligation that a paid employee of the Company or any Subsidiary of the Company may have to the Company or such Subsidiary, whether by contract, at law, in equity, or otherwise, or (ii) limiting or otherwise affecting any Person’s obligations or rights under any contract or agreement to which they are a party, including where the Company or any of its Subsidiaries is a counter-party.

(c)         Board Discretion. Whenever in this Agreement or any other agreement contemplated herein the Board is permitted or required to take any action or to make a decision or determination, the Board shall or may, as the case may be, take such action or make such decision or determination in its sole discretion, unless another standard is expressly set forth herein or therein. Except as otherwise set forth herein, whenever in this Agreement or any other agreement contemplated herein the Board is permitted or required to take any action or to make a decision or determination in its “sole discretion” or “discretion,” with “complete discretion” or under a grant of similar authority or latitude, each Manager shall be entitled to consider such interests and factors as such Manager desires, including the interests of the Members appointing such Manager and such Manager may give preference to the interests of the Members appointing him over the interests of any other Member or stakeholder of the Company.

(d)         Good Faith and Other Standards. Whenever in this Agreement or any other agreement contemplated herein the Board is permitted or required to take any action or to make a decision or determination in its “good faith” or under another express standard, each Manager shall act under such express standard and, to the extent permitted by applicable law, shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein, and,  so long as such Manager acts in good faith (as contemplated herein), the resolution, action or determinations so made, taken or provided by the Board shall not constitute a breach of this Agreement or any other agreement contemplated herein or impose liability upon such Manager or any of such Manager's Affiliates, employees, agents or representatives.

(e)         Effect on Other Agreements, Liabilities and Obligations. This Section 5.6 shall not in any way affect, limit or modify (i) any Person's liabilities or obligations under any employment agreement, consulting agreement, management services agreement, confidentiality agreement, noncompetition agreement, nonsolicitation agreement or any similar agreement with the Company or any of its Subsidiaries, if any, or (ii) any fiduciary duties owed by Rob Fried to Chromadex arising in connection with his service as a director on Chromadex's or any of its subsidiaries' boards of directors or boards of managers.

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

5.7      Officers. The Board by vote or resolution shall have the power to appoint officers and agents to act for the Company with such titles, if any, as the Board deems appropriate and to delegate to such officers or agents such of the powers as are granted to the Board hereunder, including the power to execute documents on behalf of the Company, as the Board may in its sole discretion determine; provided, however, that no such delegation by the Board shall cause the Persons constituting the Board to cease to be the “managers” of the Company within the meaning of the Act.  The officers so appointed may include persons holding titles such as Chief Executive Officer, President, Vice President, Secretary, Assistant Secretary, Treasurer, or Assistant Treasurer or any other titled determined by the Board. Unless the authority of the officer in question is limited in the document appointing such officer or is otherwise specified by the Board, any officer so appointed shall have the same authority to act for the Company as a corresponding officer of a Delaware corporation would have to act for a Delaware corporation in the absence of a specific delegation of authority; provided, however, that, for purposes of clarity, unless such power is specifically delegated to the officer in question either for a specific transaction or generally, no such officer shall have the power to, on behalf of the Company or any of its Subsidiaries (a) lease or acquire real property, (b) borrow money or issue notes, debentures, securities, equity or other interests, (c) make investments in (other than the investment of surplus cash in the ordinary course of business) or acquire securities of any Person, (d) give guarantees or give indemnities except in the ordinary course of business consistent with past practices in commercial contracts, (e) merge, liquidate or dissolve the Company or any of its Subsidiaries, (f) sell or lease all or any substantial portion of the assets of the Company or any of its Subsidiaries, or (g) take any action which requires the consent of any one or more Members or is prohibited hereunder, in each case, other than immaterial transactions or agreements in the ordinary course of business consistent with past practice, and compensation payments to employees in the ordinary course of business consistent with past practice.

5.8      Information Rights. In addition to the information required to be provided pursuant to Article VII, the Manager shall keep the Members reasonably informed of any material fact that would be reasonably expected to have a material impact on the financial position of the Company.

ARTICLE VI

RIGHTS AND OBLIGATIONS OF UNITHOLDERS AND MEMBERS

6.1      Limitation of Liability.

Except as otherwise required by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Unitholder, Member or Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Unitholder or acting as a Member or Manager of the Company, other than such Unitholder's obligation to make Capital Contributions to the Company pursuant to the terms and conditions hereof, any Equity Agreement or any other agreement respecting the issuance and sale or grant of Equity Securities; provided that a Unitholder shall be required to return to the Company any Distribution made to it in clear and manifest accounting or similar error. The immediately preceding sentence shall constitute a compromise to which all Unitholders have consented within the meaning of the Delaware Act. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Unitholders, Members or Managers for liabilities of the Company, except to the extent constituting fraud or willful misconduct by such Unitholders, Members or Managers.

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

6.2      Lack of Authority. No Unitholder or Member, in its capacity as such, has the authority or power to act for or on behalf of the Company in any manner or way, to bind the Company, or do any act that would be (or could be construed as) binding on the Company, in any manner or way, or to make any expenditures on behalf of the Company, unless such specific authority has been expressly granted to, and not revoked from, such Member by the Board, and the Unitholders and Members hereby consent to the exercise by the Board of the powers conferred on it by law and this Agreement.

6.3      No Right of Partition. No Unitholder or Member shall have the right to seek or obtain partition by court decree or operation of law of any the Company property, or the right to own or use particular or individual assets of the Company.

6.4      Indemnification.

(a)         Generally. Subject to Section 4.6 and Section 5.6, the Company hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under the Delaware Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), against all expenses, liabilities and losses (including attorney fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Person (or one or more of such Person's Affiliates) by reason of the fact that such Person is or was a Unitholder or Member or is or was serving as a Manager, officer, director, principal or member of the Company or is or was serving at the request of the Company as a managing member, manager, officer, director, principal or member of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, including a Subsidiary of the Company; provided that no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person's or its Affiliates' (excluding, for purposes hereof, the Company's and its Subsidiaries') willful misconduct or knowing violation of law as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected) or for any present or future breaches of any representations, warranties or covenants by such Indemnified Person or its Affiliates' (excluding, for purposes hereof, the Company's and its Subsidiaries'), employees, agents or representatives contained herein or in any other agreement with the Company or its Subsidiaries. Expenses, including attorneys' fees and expenses, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.

(b)         Nonexclusivity of Rights. The right to indemnification and the advancement of expenses conferred in this Section 6.4 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, law, vote of the Board or otherwise. The Board may grant any rights comparable to those set forth in this Section 6.4 to any employee, agent or representative of the Company or such other Persons as it may determine.

(c)         Insurance. The Company may maintain insurance, at its expense, to protect any Indemnified Person against any expense, liability or loss described in Section 6.4(a) whether or not the Company would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 6.4.

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

(d)         Limitation. Notwithstanding anything contained herein to the contrary (including in this Section 6.4), any indemnity by the Company relating to the matters covered in this Section 6.4 shall be provided out of and to the extent of the Company’s assets only, and no Unitholder (unless such Unitholder otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company (except as expressly provided herein).

(e)         Savings Clause. If this Section 6.4 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 6.4 to the fullest extent permitted by any applicable portion of this Section 6.4 that shall not have been invalidated and to the fullest extent permitted by applicable law.

6.5      Members Right to Act»

(a)         For situations for which the approval of the Members generally (rather than the approval of the Board or a particular group of Members) is specifically and expressly required by this Agreement or by non-voting provisions of applicable law, the Members shall act through meetings and written consents as described in this Section 6.5. Except as otherwise expressly provided herein and as otherwise required by applicable law, (i) Class B Units shall have no voting rights under this Agreement or the Delaware Act and (ii) the Members holding Class A Units shall be entitled to one vote per Class A Unit on all matters to be voted on by the Members. The actions by the Members permitted hereunder may be taken at a meeting called by the Board or by Members holding at least a majority of the Units entitled to vote or consent on the matter on at least forty-eight (48) hours' prior written notice to the other Members entitled to vote or consent thereon, which notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Members entitled to vote or consent at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Members entitled to vote or consent as to whom it was improperly held signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Members entitled to vote or consent may be taken by Members by written consent (without a meeting and without a vote) so long as such consent is signed by the Members having not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. Prompt notice of the action so taken without a meeting shall be given to those Members entitled to vote or consent who have not consented in writing. Any action taken pursuant to such written consent of the Members shall have the same force and effect as if taken by the Members at a meeting thereof.

(b)         To the fullest extent permitted by law, the holders of the Class B Units hereby waive any rights to vote in respect of such Class B Units on any matters as a separate class and agree that the holders of the Class B Units shall not vote separately on any matters submitted to the Unitholders, but instead any matters requiring a vote of the holders of the Class B Units as a separate class shall be determined by the holders of all Units voting as a single class. To the fullest extent permitted by law, the holders of the Class B Units hereby agree to vote their Class B Units as directed by the Majority of the holders of Class A Units with respect to any matters on which the Class B Units shall be entitled to vote as a class separate from the holders of the Class A Units.

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

6.6      Investment Opportunities and Conflicts of Interest. The Unitholders expressly acknowledge and agree that, subject to the terms of any other agreement to which they may be bound, (a) the Managers and the Founder Investors are permitted to have, and may presently or in the future have, investments or other business relationships with Persons engaged in the Business other than through the Company or any of its Subsidiaries (an “Other Business”), (b) the Managers and the Founder Investors have and may develop a strategic relationship with businesses that are and may be competitive or complementary with the Company or its Subsidiaries, if any, (c) none of the Managers or the Founder Investors will be prohibited by virtue of their respective investments in the Company or its Subsidiaries, if any, or their service as Manager or service on the Company’s or their respective Subsidiaries' board of managers or directors or as officers from pursuing and engaging in any such activities, (d) none of the Managers or Founder Investors will be obligated to inform or present the Company or its Subsidiaries, if any, or the Board of any such opportunity, relationship or investment, (e) the other Unitholders will not acquire or be entitled to any interest or participation in any Other Business as a result of the participation therein of any of the Managers or the Founder Investors, (f) the involvement of the Managers or the Founder Investors in any Other Business will not constitute a conflict of interest by such Persons with respect to the Company or its Unitholders or any of the Company's Subsidiaries (if any), and (g) the Managers or the Founder Investors, and/or their respective Affiliates will not be prohibited from entering into agreements, transactions or relationships with the Company and/or its Subsidiaries, provided such agreements, transactions, or relationships are approved by the Board.

ARTICLE VII

BOOKS, RECORDS, ACCOUNTING AND REPORTS; INSPECTION

7.1      Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company's business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 7.2 or pursuant to applicable laws. All matters concerning (a) the determination of the relative amount of allocations and Distributions among the Unitholders pursuant to Articles III and IV, and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Board.

7.2      Tax Reports. The Company shall use reasonable efforts to deliver or cause to be delivered, within ninety (90) days after the end of each Fiscal Year, to each Person who was a Unitholder at any time during such Fiscal Year all information necessary for the preparation of such Person's United States federal and state income tax returns.

7.3      Transmission of Communications.  Each Person that owns or controls Units on behalf of, or for the benefit of, another Person or Persons shall be responsible for conveying any report, notice or other communication received from the Company to such other Person or Persons.

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

7.4      Financial Statements.  Each Member, shall have the right to receive all of the following information from the Company (a) within one hundred twenty (120) days after the end of each Fiscal Year, in reasonable detail, prepared in accordance with GAAP and certified by the Manager or principal financial or accounting officer of the Company, (i) consolidated statements of income and cash flows of the Company and its Subsidiaries, if any, for such Fiscal Year, and (ii) consolidated balance sheets of the Company and its Subsidiaries, if any, as of the end of such Fiscal Year; and (b) if required by any Member's auditors to render an opinion in connection with such Member's financial position, within forty-five (45) days after the end of each Fiscal Quarter, in reasonable detail, prepared in accordance with GAAP, except as noted thereon and subject to normal and recurring year-end adjustments and the absence of notes, certified by the Manager or principal financial or accounting officer of the Company, (i) consolidated statements of income and cash flows of the Company and its Subsidiaries, if any, for such Fiscal Quarter, and (ii) consolidated balance sheets of the Company and its Subsidiaries, if any, as of the end of such Fiscal Quarter. Notwithstanding the foregoing requirements to deliver certain financial statements, the delivery of any such financial statements by the Company or any of its Subsidiaries, if any, to any Member or any of its Affiliates pursuant to any other agreement or arrangement between the Company or any of its Subsidiaries, if any, and such Member or any of its Affiliates shall be deemed to satisfy the Company's obligations to such Member hereunder.

7.5      Confidentiality; Non-Solicit; Non-Disparagement.

(a)           Each Member acknowledges that the Confidential Information (as defined below) is a valuable, special, sensitive, proprietary and a unique asset of the Company or its Subsidiaries, if any, the continued confidentiality of which is essential to the continuation of their business, and the improper disclosure or use of which could severely and irreparably damage the Company and its Subsidiaries, if any. Each Member agrees, for and on behalf of itself, its legal representatives, and its transferees, successors and assigns, that all Confidential Information is the property of the Company and its Subsidiaries (and not of such Member). Each Member further agrees that such Member (i) at all times will continue to keep all Confidential Information strictly confidential and (ii) will not at any time in the future, without the express prior written approval of the Board, directly or indirectly, disclose, communicate or divulge to any Person, or use or cause or authorize any person or entity to use any Confidential Information, in each case, other than while such Member is employed by the Company or its Subsidiaries, if any, and for the sole benefit of the Company and its Subsidiaries, if any, in the ordinary course of such Member's duties as an employee of the Company or its Subsidiaries, if any.

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

(b)           Each Member also agrees that all work product of such Member while he is employed or contracted by the Company or its Subsidiaries, if any, is work made for hire and/or if not work made for hire, is automatically, immediately and irrevocably assigned to and will become the sole property of the Company and its Subsidiaries, if any, including all right, title and interest and goodwill relating thereto of whatever kind or nature, without any further remuneration or compensation to such Member. Each Member that is employed or contracted by the Company or its Subsidiaries, if any, agrees and does hereby irrevocably and automatically assign to the Company as the Company’s exclusive property, the Member's entire right, title and interest in and to all work product and all goodwill associated therewith or related thereto. “Confidential Information” means all information, data and items relating to the Company or its Subsidiaries (or any of their customers) which is valuable, confidential or proprietary, including, without limitation, information relating to the Company’s or its Subsidiaries formulas, accounts, receivables, customers and customer lists and data, prospective customers and prospective customer lists and data, vendors and vendor lists and data, business methods and procedures, pricing techniques, business leads, budgets, memoranda, correspondence, designs, plans, schematics, patents, copyrights, trademarks, equipment, tools, works of authorship, reports, records, processes, pricing, costs, products, services, margins, systems, software, service data, inventions, analyses, plans, intellectual property, proprietary information, writings, trade secrets, manuals, training materials and methods, sales and marketing materials and compilations of and other items derived (in whole or in part) from the foregoing. Confidential Information may be in either human, electronic or computer readable form, including, but not limited to, software, source code, or any other form. Each Member agrees not to reproduce any Confidential Information (or materials containing or derived from Confidential Information) without the prior written consent of the Board. The restrictions in this Section 7.5 will not apply to any Member to the extent of any Confidential Information: (A) that becomes publicly known without breach of such Member's obligations under this Section 7.5, (B) that is required to be disclosed by law or by court order or government order, provided that the Member seeks an appropriate protective order for the information (or other appropriate protections), or (C) if such Member is also an officer or employee of the Company or its Subsidiaries, if any, in the performance of his duties solely for a proper purpose and for the benefit of the Company or its Subsidiaries, if any.

(c)           If a final judicial determination is made that any of the provisions of this Section 7.5 constitutes an unreasonable or otherwise unenforceable restriction against a Member, then the Members and the Company hereby agree that such provisions shall be rendered void only to the extent that such judicial determination finds such provision to be unreasonable or otherwise unenforceable. A court of competent jurisdiction shall have the power to reform any provision of this Section 7.5 to the extent necessary to render such provisions enforceable.

ARTICLE VIII

TAX MATTERS

8.1      Tax Elections. The Taxable Year shall be the Fiscal Year unless the Board shall determine otherwise in accordance with applicable law. The Board shall determine whether to make or revoke any available election pursuant to the Code. Each Unitholder will upon request supply any information necessary to give proper effect to such election.

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

8.2      Tax Controversies. A Member selected by the Board shall be the Tax Matters Partner and, as such, shall be authorized to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend the Company funds for professional services and incurred in connection therewith and to be reimbursed by the Company for any reasonable out-of-pocket expenses in connection with acting as the Tax Matters Partner. Each Unitholder agrees to cooperate with the Tax Matters Partner and the Company and to do or refrain from doing any or all things reasonably requested by the Tax Matters Partner or the Company with respect to the conduct of such proceedings.

8.3      Code Section 83 Safe Harbor Election.

(a)           By executing the Agreement, each Unitholder authorizes and directs the Company to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in the Internal Revenue Service Notice 2005-43 (the “IRS Notice”), or any successor guidance or provision, apply to any interest in the Company transferred to a service provider by the Company in connection with services provided to the Company on or after the effective date of such Revenue Procedure. For purposes of making such Safe Harbor election, the Tax Matters Partner is hereby designated as the “partner who has responsibility for federal income tax reporting” by the Company and, accordingly, execution of such Safe Harbor election by the Tax Matters Partner constitutes execution of a “Safe Harbor Election” in accordance with Section 3.03(1) of the IRS Notice. The Company and each Unitholder hereby agrees to comply with all requirements of the Safe Harbor described in the IRS Notice, including, without limitation, the requirement that each Unitholder shall prepare and file all federal income tax returns reporting the income tax effects of each Unit issued by the Company that qualifies for the Safe Harbor in a manner consistent with the requirements of the IRS Notice. A Unitholder's obligations to comply with the requirements of this Section 8.3 shall survive such Unitholder's ceasing to be a Unitholder of the Company and/or the termination, dissolution, liquidation and winding up of the Company, and, for purposes of this Section 8.3, the Company shall be treated as continuing in existence.

(b)         Each Unitholder authorizes the Tax Matters Partner to amend this Section 8.3 to the extent necessary to achieve substantially the same or similar tax treatment with respect to any interest in the Company transferred to a service provider by the Company in connection with services provided to the Company as set for in Section 4 of the IRS Notice (e.g., to reflect changes from the rules set for in the IRS Notice in subsequent Internal Revenue Service guidance); provided that such amendment does not result in disproportionately adverse treatment of any other Unitholder as compared to the treatment of a Unitholder holding similar Units.

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

ARTICLE IX

TRANSFER OF UNITS; REPURCHASE OF UNITS

9.1      Transfer Restrictions. No Unitholder shall Transfer any Units or any interest in any Units except as follows: (a) pursuant to Sections 9.2 (but (other than the holders of Founder Equity) not as a Transferring Unitholder) or 9.3; (b) pursuant to the forfeiture and repurchase provisions set forth in any applicable Equity Agreement hereof; (c) to their respective Permitted Transferees; or (d) in the case of holders of Founder Equity, to any Person, including in connection with an Approved Sale; provided that if the Founder Investors have not elected to exercise their rights pursuant to Section 9.3 in connection with an Approved Sale, such holders of Founder Equity comply with Section 9.2 (collectively, the “Exempt Transfers”). Notwithstanding the foregoing, the Founder Investors may, in their sole discretion, approve in writing a Transfer of Units by one or more Other Unitholders. The restrictions contained in this Section 9.1 and Sections 9.2, and 9.3 will terminate when the Company (or its corporate successor) has sold its common securities pursuant to a Public Offering or upon the consummation of a Sale of the Company. If any Person acquires Units pursuant to clause (c) above as a Permitted Transferee by virtue of (x) such Person's qualification as a member of a transferor's “Family Group” under clauses (ii) or (iii) of the definition of “Family Group” or (y) such Person's qualification as an affiliated investment fund of a transferor, and such Person shall, at any time, cease to be either a member of such transferor's Family Group or an affiliated investment fund of such transferor (as applicable), then such Person shall transfer such Person's Units to a Person that does qualify at the time of such required transfer as either a member of the original transferor's Family Group or as an affiliated investment fund of the original transferor. Additionally, the Board may prohibit any Transfer by a Management Member or the Transfer of any Management Equity to any Person the Board deems to be engaged in any business activity that is competitive with the business of the Company and/or its Subsidiaries.

9.2      Tag Along Rights.

(a)         Participation Right. Except for Transfers that are Exempt Transfers (other than pursuant to Section 9.1(d)), at least fifteen (15) days prior to any Transfer by any holder of Founder Equity of any Units in connection with (i) a Sale of the Company or (i) a sale of Units constituting more than fifteen percent (15%) of such holder’s Units, each such Person making such Transfer (the “Transferring Unitholder”), shall deliver a written notice (the “Sale Notice”) to the Company and to the other Members (other than the Management Members with respect to Management Incentive Units) (the “Other Members”), specifying in reasonable detail the identity of the prospective Transferee(s), the number and class of Units to be Transferred and the terms and conditions of the Transfer. The Other Members which hold the same class of Units may elect to participate in the contemplated Transfer with Units of the same class by delivering written notice to the Transferring Unitholder within ten (10) days after delivery of the Sale Notice. Such participation shall be based upon the Pro Rata Share represented by the Units requested to be included by each Unitholder relative to the Pro Rata Share of all Units held by the Unitholders participating in such Transfer (including the Transferring Unitholder); provided that no Other Member shall be entitled to Transfer Unvested Units pursuant to this Section 9.2. If the Other Members have not elected to participate in the contemplated Transfer (through notice to such effect or expiration of the ten (10) day period after delivery of the Sale Notice), then the Transferring Unitholder may Transfer the Units specified in the Sale Notice at a price and on terms no more favorable to the Transferee(s) thereof than specified in the Sale Notice during the one hundred eighty (180) day period immediately following the date of the delivery of the Sale Notice. Any Transferring Unitholder's Units not Transferred within such one hundred eighty (180) day period shall be subject to the provisions of this Section 9.2 upon subsequent Transfer.

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

(b)         Participation Procedure; Conditions. With respect to any Transfer subject to Section 9.2(a), each Transferring Unitholder shall use its commercially reasonable efforts to obtain the agreement of the prospective Transferee(s) to the participation of the Other Members who have elected to participate in any contemplated Transfer, and no Transferring Unitholder shall Transfer any of its Units to any prospective Transferee if such prospective Transferee(s) declines to allow the participation of the Other Members who have timely elected to participate, unless in connection with such Transfer, one or more of the Transferring Unitholders or their Affiliates purchase (on the same terms and conditions on which such Units were sold to the Transferee(s)) the number and class of Units from each Other Member which such Other Member would have been entitled to sell pursuant to Section 9.2(a). Each Unitholder Transferring Units pursuant to this Section 9.2 shall pay its pro rata share (based on each such holder's share of the aggregate proceeds payable with respect to its Units) of the expenses incurred by the Transferring Unitholder in connection with such Transfer and shall be obligated to join based on its pro rata share (based on each such holder's share of the aggregate proceeds paid with respect to its Units) in any indemnification or other obligations that the Transferring Unitholder agrees to provide in connection with such Transfer (other than any such obligations that relate specifically to a particular Unitholder, such as indemnification with respect to representations and warranties given by a Unitholder regarding such Unitholder's title to and ownership of Units); provided that unless a prospective Transferee permits a Unitholder to give a guarantee, letter of credit or other mechanism (which shall be dealt with on an individual basis), any escrow or holdback of proceeds of any such transaction shall be withheld on a pro rata basis among all Unitholders (based on each such holder's share of the aggregate proceeds payable with respect to its Units); provided further that, in no event shall any Unitholder's aggregate liability for any indemnification obligations exceed the net proceeds actually received by such Unitholder. In the event of an Approved Sale, this Section 9.2 shall not apply if the Founder Investors have elected to apply Section 9.3 to such Approved Sale.

9.3      Approved Sale; Drag Along Obligations.

(a)      Approved Sale.

(i)           If the Majority Founder Investors approve a Sale of the Company (an “Approved Sale”), each Member and each Unitholder (and each Person that retains voting control of any Units Transferred to a Permitted Transferee) shall vote for (whether at a meeting of Unitholders or by written consent), consent to and raise no objections against, and not otherwise impede or delay, such Approved Sale. In furtherance of the foregoing, if the Approved Sale is structured as a (x) merger or consolidation, each Member and Unitholder shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (y) sale of Units, each Member and Unitholder shall agree to sell, and shall sell, all of his, her or its Units and rights to acquire Units (or, if less than all, than the same percentage or his, her or its Units or rights as the Majority Founder Investors are selling) on the terms and conditions approved by the Majority Founder Investors.

(ii)           Each Member and Unitholder shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Majority Founder Investors (including, without limitation, executing and delivering any and all agreements, instruments and other documents executed by any of the Majority Founder Investors, including any applicable purchase agreement, stockholders agreement and/or indemnification and/or contribution agreement and, only in the case of Unitholders and their Affiliates who are also employees of the Company or any of its Subsidiaries, executing and delivering non-competition and non-solicitation agreements and/or “rollover” agreements, in each case, whether or not executed by the Majority Founder Investors) and otherwise cooperating with the Majority Founder Investors, the prospective buyer and their respective representatives with such Approved Sale.

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

(iii)           In connection with any Approved Sale, each Member, Unitholder and the Company shall (and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees, financial advisors, consultants, attorneys and other agents and representatives to) take all necessary or desirable actions in connection with the consummation of the Approved Sale and any related transactions (including any auction or competitive bid process in connection with or preceding such Approved Sale) as reasonably requested by the Majority Founder Investors, including (A) retaining investment bankers and other advisors approved by the Majority Founder Investors; (B) participating in management meetings and preparing pitchbooks and confidential information memorandums, (C) furnishing information and copies of documents, (D) preparing and making filings with Governmental Entities; (E) providing assistance with legal, accounting, tax, financial, benefits and other due diligence; and (F) otherwise cooperating with the Majority Founder Investors, the prospective buyer(s), any investment bankers, consultants or other professional advisors who have been retained in connection with such Approved Sale and their respective representatives.

(iv)           In furtherance of the foregoing, and not in limitation, if the Majority Founder Investors, in connection with such Approved Sale, appoint a sellers representative (the “Sellers’ Representative”), including any Founder Investor, with respect to matters affecting the Members or Unitholders under the applicable definitive transaction agreements following consummation of such Approved Sale, then each Member and Unitholder agrees (A) to consent to (1) the appointment of such Sellers’ Representative, (2) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (3) the payment of such Member’s or Unitholders pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Sellers’ Representative in connection with such Sellers’ Representative’s services and duties in connection with such Approved Sale and its related service as the representative of the Members and Unitholders, and (B) not to assert any claim or commence any suit against the Sellers’ Representative or any other Members with respect to any action or inaction taken or failed to be taken by the Sellers’ Representative in connection with its service as the Sellers’ Representative, absent fraud or willful misconduct.

(b)      Condition. The obligations of the Members and Unitholders with respect to the Approved Sale are subject to the satisfaction of the following conditions: (i) that each Unitholder shall receive in exchange for the Units held by such Unitholder the same portion of the aggregate consideration from such transaction that such Unitholder would have received if such aggregate consideration had been distributed by the Company in accordance with the provisions of Section 4.1(c) and (ii) such Approved Sale is to an Independent Third Party.

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

(c)      Indemnification; Expenses. The Unitholders shall be severally obligated to join on a pro rata basis (as if such indemnification obligations reduced the aggregate proceeds available for distribution or payment to the Unitholders in such Approved Sale) in any indemnification obligation the Majority Founder Investors, as the case may be, have agreed to in connection with such Approved Sale (other than any such obligations that relate specifically to a particular Unitholder, such as indemnification with respect to representations and warranties given by a Unitholder regarding such Unitholder's title to and ownership of Units); provided that unless a prospective Transferee in such Approved Sale permits a Unitholder to give a guarantee, letter of credit or other mechanism (which shall be dealt with on an individual basis), any escrow of proceeds of any such transaction shall be withheld on a pro rata basis among all Unitholders (as if such escrow reduced the aggregate proceeds available for distribution or payment to the Unitholders in such Approved Sale). Each Unitholder shall pay its pro rata share (as if such expenses reduced the aggregate proceeds available for distribution or payment to the Unitholders in such Approved Sale) of the expenses incurred by the Unitholders pursuant to an Approved Sale to the extent such expenses are incurred for the benefit of all Unitholders (as determined by the Board). Expenses incurred by any Unitholder on its own behalf (including the fees and disbursements of counsel, advisors and other Persons retained by such holder in connection with the Approved Sale as determined by the Board) will not be considered costs incurred for the benefit of all Unitholders and, to the extent not paid by the Company, will be the responsibility of such Unitholder. Each Unitholder shall enter into any other agreement that the Majority Founder Investors approve and (other than non-competition and non-solicitation agreements to be entered into by Unitholders who are also employees of the Company or any of its Subsidiaries) enter into on the same terms and conditions (other than as differences in such terms and conditions might result from holdings of different classes of Units). Without limiting the immediately prior sentence, each Unitholder shall enter into any indemnification, contribution (including contribution among the Members and the Company) or unitholder representative agreement requested by the Majority Founder Investors to ensure compliance with this Section 9.3(c). Notwithstanding anything to the contrary contained herein, in the event that any indemnification obligations are incurred in connection with the Approved Sale, each Unitholder's obligations for representations and warranties given pursuant thereto shall not exceed the net proceeds received or receivable by such Unitholder pursuant to such Approved Sale.

(d)      Purchaser Representative. If the Company and/or the Majority Founder Investors enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the other Unitholders shall, at the request of the Company or the Majority Founder Investors, as the case may be, appoint a “purchaser representative” (as such term is defined in Rule 501 promulgated under the Securities Act) designated by the Company and reasonably acceptable to the Majority Founder Investors. If any Unitholder so appoints a purchaser representative, the Company shall pay the fees of such purchaser representative. However, if any Unitholder declines to appoint the purchaser representative designated by the Company, such Unitholder shall appoint another purchaser representative (reasonably acceptable to the Company and the Majority Founder Investors), and such Unitholder shall be responsible for the fees of the purchaser representative so appointed.

                (e)         No Grant of Dissenters Rights or Appraisal Rights. In no manner shall this Section 9.3 be construed to grant to any Member or Unitholder any dissenters rights or appraisal rights or give any Member or Unitholder any right to vote in any transaction structured as a merger or consolidation (it being understood that the Members hereby expressly waive rights under Section 18-210 of the Delaware Act (entitled “Contractual Appraisal Rights”) in all circumstances and grant to the Board and the Majority Founder Investors the sole right to approve or consent to a merger or consolidation of the Company without approval or consent of the Members or the Unitholders).

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

9.4      Effect of Assignment.

(a)         Termination of Rights. Any Member who shall assign any Units or other interest in the Company shall cease to be a Member with respect to such Units or other interest and shall no longer have any rights or privileges of a Member with respect to such Units or other interest, except as provided in Section 9.1.

(b)         Deemed Agreement. Any Person who acquires in any manner whatsoever any Units or other interest in the Company, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the terms and conditions of this Agreement that any predecessor in such Units or other interest in the Company of such Person was subject to or by which such predecessor was bound.

9.5      Additional Restrictions on Transfer.

(a)         Execution of Counterpart. Except in connection with an Approved Sale, each Transferee of Units or other interests in the Company (including any Permitted Transferee) shall, as a condition prior to such Transfer, execute and deliver to the Company a counterpart to this Agreement pursuant to which such Transferee shall agree to be bound by the provisions of this Agreement.

(b)         Notice. In connection with the Transfer of any Units, the holder of such Units will deliver written notice to the Company describing in reasonable detail the Transfer or proposed Transfer.

(c)         Legal Opinion. No Transfer of Units or any other interest in the Company may be made unless in the opinion of counsel, satisfactory in form and substance to the Board (which opinion may be waived by the Board), such Transfer would not violate any federal securities laws or any state or provincial securities or “blue sky” laws (including any investor suitability standards) applicable to the Company or the interest to be Transferred, or cause the Company to be required to register as an “Investment Company” under the U.S. Investment Company Act of 1940, as amended. Such opinion of counsel shall be delivered in writing to the Company prior to the date of the Transfer.

(d)         No Avoidance of Provisions. No Unitholder shall directly or indirectly (i) permit the Transfer of all or any portion of the direct or indirect equity or beneficial interest in such Unitholder or (ii) otherwise seek to avoid the provisions of this Agreement by issuing, or permitting the issuance of, any direct or indirect equity or beneficial interest in such Unitholder, in any such case in a manner which would fail to comply with this Article IX if such Unitholder had Transferred Units directly.

(e)         Code Section 7704 Safe Harbor. In order to permit the Company to qualify for the benefit of a “safe harbor” under Code Section 7704, notwithstanding anything to the contrary in this Agreement, no Transfer of any Unit or economic interest shall be permitted or recognized by the Company or the Board (within the meaning of Treasury Regulation Section 1.7704-1(d)) if and to the extent that such Transfer would cause the Company to have more than 100 partners (within the meaning of Treasury Regulation Section 1.7704-1(h), including the look-through rule in Treasury Regulation Section 1.7704-1 (h)(3)).

(f)         Involuntary Transfers. Upon any Involuntary Transfer of any Units by any Other Unitholder (for clarity, excluding the holders of Founder Equity), (i) such Other Unitholder shall be deemed to have assigned its Units to a voting trust (in form and substance reasonably acceptable to the Company); and (ii) the Company shall have an irrevocable right (which shall be assignable) to acquire the beneficial and legal interest in such Other Unitholder’s Units (and all other rights of such Other Unitholder with respect to such Units) for an amount equal to the net tangible book value of those Units as of the date of the Involuntary Transfer as determined by the Board (or, if higher, the lowest price deemed fair and reasonable and enforceable by the court involved in such Involuntary Transfer). Such voting trust shall have a perpetual term and the trustee shall be a designee of the Company. The Founder Investors may waive the application of this Section 9.5(f), either prospectively or retroactively, in their sole discretion.

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

9.6      Legend. In the event that Certificated Units are issued, such Certificated Units will bear the following legend:

“THE UNITS REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON _____________ ___,_____, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE TRANSFER OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF AUGUST 28, 2015 AS AMENDED AND MODIFIED FROM TIME TO TIME, GOVERNING THE ISSUER (THE “COMPANY”), AND BY AND AMONG CERTAIN INVESTORS (THE “LLC AGREEMENT”). THE UNITS REPRESENTED BY THIS CERTIFICATE MAY ALSO BE SUBJECT TO ADDITIONAL TRANSFER RESTRICTIONS, CERTAIN VESTING PROVISIONS, REPURCHASE OPTIONS, OFFSET RIGHTS AND FORFEITURE PROVISIONS SET FORTH IN THE LLC AGREEMENT AND/OR A SEPARATE AGREEMENT WITH THE INITIAL HOLDER. A COPY OF SUCH CONDITIONS, REPURCHASE OPTIONS AND FORFEITURE PROVISIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

If a Member holding Certificated Units delivers to the Company an opinion of counsel, satisfactory in form and substance to the Board (which opinion may be waived by the Board), that no subsequent Transfer of such Units will require registration under the Securities Act, the Company will promptly upon such contemplated Transfer deliver new Certificated Units which do not bear the portion of the restrictive legend relating to the Securities Act set forth in this Section 9.6.

9.7      Transfer Fees and Expenses.  Except as provided in Sections 9.2, and 9.3, the Transferor and Transferee of any Units or other interest in the Company shall be jointly and severally obligated to reimburse the Company for all reasonable expenses (including attorneys' fees and expenses) of any Transfer or proposed Transfer, whether or not consummated.

9.8      Void Transfers.  Any Transfer by any Member or Unitholder of any Units or other interest in the Company in contravention of this Agreement (including, without limitation, the failure of the Transferee to execute a counterpart to this Agreement) or which would cause the Company to not be treated as a partnership for U.S. federal income tax purposes shall be void and ineffectual and shall not bind or be recognized by the Company or any other party. No purported assignee shall have any right to any Profits, Losses or Distributions of the Company.

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

9.9      Holdback Agreement.  No Unitholder shall effect any public sale or distribution of any Units or of any capital stock or equity securities of the Company or any corporate successor thereto, or any securities convertible into or exchangeable or exercisable for such Units, stock or securities, during the seven (7) days prior to and the ninety (90) day period (one hundred eighty (180) days in the case of an initial Public Offering) beginning on the effective date of any underwritten Public Offering, except as part of such underwritten Public Offering or unless otherwise permitted by the Company.

9.10           Forfeiture of Units.  Notwithstanding anything to the contrary set forth herein, Units may be subject to vesting, forfeiture and/or repurchase as set forth in any applicable Equity Agreement. Unless otherwise set forth in a Management Incentive Unit Agreement or a Management Incentive Plan, all Management Incentive Units held by any holder thereof shall be immediately forfeited to the Company without any consideration therefor upon the termination of such Person's employment or engagement with the Company and/or its Subsidiaries. All Management Incentive Units that are not Vested Units shall automatically be forfeited and revert to the Company upon the earlier of (a) the time set forth in the applicable Management Incentive Unit Agreement or Management Incentive Plan, or (b) a Sale of the Company.

9.11           Conversion to Corporate Form Upon a Public Offering.

(a)         Approval. If the Board and the Majority Founder Investors approve a Public Offering with respect to the Company or otherwise approves the conversion of the Company from a limited liability company to a corporation (whether or not in connection with a Public Offering), each Member and Unitholder (and each Person that retains voting control of any Units Transferred in accordance with Section 9.1) hereby consents to such Public Offering and shall vote for (to the extent it has any voting right) and raise no objections against such Public Offering or conversion, and each Member and Unitholder shall take all reasonable actions in connection with the consummation of such Public Offering or conversion as determined by the Board and the Majority Founder Investors.

(b)         Required Actions. The Company shall, at the request of the underwriters in the case of a Public Offering or the Board or the Majority Founder Investors in the case of any other conversion, effect a conversion to corporate form and, in connection therewith, the Members and the Unitholders shall, at the request and under the direction of the Board and the Majority Founder Investors, take all actions necessary or desirable to effect such conversion (including, without limitation, whether by conversion to a subchapter C corporation, merger or consolidation into any entity, recapitalization or otherwise), giving effect to the same economic, voting and corporate governance provisions contained herein after taking into consideration the structure of the Company and its Subsidiaries, if any, and their respective securities (a “Corporate Conversion”). In connection with the Corporate Conversion, each holder of Units will be entitled to receive a percentage of the shares of common stock of the corporate successor outstanding immediately following the Corporate Conversion equal to the percentage that such holder of Units would have received of the total amount distributed to all Unitholders had the Company liquidated and distributed such common stock in accordance with Article XII on the day of the Corporate Conversion (after giving effect to any payments as a result of the redemption (if any) of any Units). Each Unitholder hereby consents to such Corporate Conversion and agrees that it will, in connection with such Corporate Conversion, consent to and raise no objections against the Corporate Conversion. In connection with such Corporate Conversion, each Unitholder hereby agrees to enter into (i) a securityholders agreement with the corporate successor and each other Unitholder on terms approved by the Founder Investors which contains restrictions on the Transfer of such capital stock and other provisions (including, without limitation, with respect to the governance and control of such corporate successor) in form and substance similar to the provisions and restrictions set forth herein (including, without limitation, in Article IX), (ii) an agreement with the corporate successor providing for the continued vesting of, and repurchase rights respecting, any capital stock issued in respect of Units that are not Vested Units in form and substance similar to the provisions and restrictions with respect to vesting and repurchase rights set forth herein, and (iii) a lock-up agreement with the Company, the underwriters or any other Person in connection with a Public Offering in form and substance approved by the Founder Investors.

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

9.12           Termination of Transfer Restrictions upon a Corporate Conversion.  At the election of the Board, immediately following the effectuation of a Corporate Conversion, the restrictions on Transfers set forth in this Article IX shall terminate and be of no further force and effect, unless the Majority Founder Investors (in their sole discretion) elect otherwise.

9.13           Redemption of Chromadex Units. Chromadex was issued certain Units (the "Exclusivity Units") for granting the Company exclusivity rights to sell certain products under that certain Exclusive Supply Agreement between Chromadex and the Company, dated as of the date hereof (the "Supply Agreement.")  In the event that such exclusivity rights are terminated by Chromadex for any reason other than a material breach of the Supply Agreement by the Company which is not timely cured, then the Exclusivity Units shall be automatically redeemed for a purchase price of One Dollar effective upon the date of termination of the exclusivity rights.

ARTICLE X

ADMISSION OF MEMBERS

10.1           Substituted Members.  In connection with the Transfer of Units of a Unitholder permitted under the terms of this Agreement, the Equity Agreements (if applicable), and the other agreements contemplated hereby and thereby, the Transferee shall become a Substituted Member on the later of (a) the effective date of such Transfer, and (b) the date on which the Board approves such Transferee as a Substituted Member, and such admission shall be shown on the books and records of the Company; provided, however, in connection with the Transfer of Units of a Unitholder to a Permitted Transferee permitted under the terms of this Agreement, the Equity Agreements (if applicable), and the other agreements contemplated hereby and thereby, the Transferee shall become a Substituted Member on the effective date of such Transfer, provided that such Transfer otherwise complies with the requirements of this Agreement.

10.2           Additional Members.  A Person may be admitted to the Company as an Additional Member only as contemplated under Section 3.1 and only upon furnishing to the Company (a) a letter of acceptance, in form satisfactory to the Board, of all the terms and conditions of this Agreement, including the power of attorney granted in Section 14.1, and (b) such other documents or instruments as may be deemed necessary or appropriate by the Board to effect such Person's admission as a Member. Such admission shall become effective on the date on which the Board determines that such conditions have been satisfied and such admission is shown on the books and records of the Company.

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

ARTICLE XI

WITHDRAWAL AND RESIGNATION OF UNITHOLDERS

11.1           Withdrawal and Resignation of Unitholders.  No Unitholder shall have the power or right to withdraw or otherwise resign from the Company prior to the dissolution and winding up of the Company pursuant to Article XII, without the prior written consent of the Board and the Majority Founder Investors (which consent may be withheld by the Board and the Majority Founder Investors in their sole discretion) except as otherwise expressly permitted by this Agreement or any of the other agreements contemplated hereby. Upon a Transfer of all of a Unitholder's Units in a Transfer permitted by this Agreement, and (if applicable) the Equity Agreements, subject to the provisions of Section 9.5, such Unitholder shall cease to be a Unitholder. Notwithstanding that payment on account of a withdrawal may be made after the effective time of such withdrawal, any completely withdrawing Unitholder will not be considered a Unitholder for any purpose after the effective time of such complete withdrawal, and, in the case of a partial withdrawal, such Unitholder's Capital Account (and corresponding voting and other rights) shall be reduced for all other purposes hereunder upon the effective time of such partial withdrawal.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

12.1           Dissolution.

(a)         The Company shall not be dissolved by the admission of Additional Members or Substituted Members. The Company shall dissolve, and its affairs shall be wound up only upon the first of the following to occur:

(i)           the Board’s approval of dissolution; or

(ii)           the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act.

Except as otherwise set forth in this Article XII, the Company is intended to have perpetual existence. An Event of Withdrawal shall not cause a dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of this Agreement.

12.2           Liquidation and Termination.  On the dissolution of the Company, the Board shall act as liquidator or may appoint one or more representatives, Members, or other Persons as liquidator(s). The liquidators shall proceed diligently to wind up the affairs of the Company and make final Distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidators shall continue to operate the Company properties with all of the power and authority of the Board. The steps to be accomplished by the liquidators are as follows:

(a)         The liquidators shall pay, satisfy or discharge from the Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine).

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

(b)         As promptly as practicable after dissolution, the liquidators shall (i) determine the Fair Market Value (the “Liquidation FMV”) of the Company's remaining assets (the “Liquidation Assets”) in accordance with Article XIII hereof, (ii) determine the amounts to be distributed to each Unitholder in accordance with Section 4.1(c), and (iii) deliver to each Unitholder a statement (the “Liquidation Statement”) setting forth the Liquidation FMV and the amounts and recipients of such Distributions.

(c)         As soon as the Liquidation FMV and the proper amounts of Distributions have been determined in accordance with Section 12.2(b), the liquidators shall as soon as reasonably practicable distribute the Company's Liquidation Assets to the holders of Units in accordance with Section 4.1(c). In making such Distributions, unless otherwise determined by the Board, the liquidators allocate each type of Liquidation Assets among the Unitholders ratably based upon the aggregate amounts to be distributed with respect to the Units held by each such holder; provided that the liquidators may allocate each type of Liquidation Assets so as to give effect to and take into account the relative priorities of the different Units. Any non-cash Liquidation Assets will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Sections 4.2 and 4.3. After taking into account such allocations, it is anticipated that each Unitholder's Capital Account will be equal to the amount to be distributed to such Unitholder pursuant to this Section 12.2(c). If any Unitholder's Capital Account is not equal to the amount to be distributed to such Unitholder pursuant to this Section 12.2(c), Profits and Losses for the Fiscal Year in which the Company is dissolved shall be allocated among the Unitholders in such a manner as to cause, to the extent possible, each Unitholder's Capital Account to be equal to the amount to be distributed to such Unitholder pursuant to this Section 12.2(c).

The distribution of cash and/or property to a Unitholder in accordance with the provisions of this Section 12.2 constitutes a complete return to the Unitholder of its Capital Contributions and a complete distribution to the Unitholder of its interest in the Company and all Company property and constitutes a compromise to which all Unitholders have consented within the meaning of the Delaware Act. To the extent that a Unitholder returns funds to the Company, it has no claim against any other Unitholder for those funds.

12.3           Securityholders Agreement.  To the extent that units or other equity securities of any Subsidiary are distributed to any Unitholders and unless otherwise agreed to by the Board, such Unitholders hereby agree to enter into a securityholders agreement with such Subsidiary and each other Unitholder which contains restrictions on the Transfer of such equity securities and other provisions (including, without limitation, with respect to the governance and control of such Subsidiary) in form and substance similar to the provisions and restrictions set forth herein (including, without limitation, in Article V and Article IX).

12.4           Cancellation of Certificate.  On completion of the distribution of the Company assets as provided herein, the Company shall be terminated (and the Company shall not be terminated prior to such time), and the Board (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 12.4.

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

12.5           Reasonable Time for Winding Up.  A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 12.2 in order to minimize any losses otherwise attendant upon such winding up.

12.6           Return of Capital.  The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Unitholders (it being understood that any such return shall be made solely from the Company assets).

ARTICLE XIII

VALUATION

13.1           Valuation of the Company’s Securities.  The “Fair Market Value” of any equity securities of the Company shall mean the average of the closing prices of the sales of the securities on all securities exchanges on which the securities may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such securities are not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such securities are not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of twenty-one (21) days consisting of the day as of which the Fair Market Value is being determined and the twenty (20) consecutive business days prior to such day. If the dissolution and liquidation (or deemed dissolution and liquidation) of the Company occurs in connection with the Company’s Public Offering, the Fair Market Value of each equity security of the Company shall equal the price at which such securities are initially offered to the public in connection with such Public Offering. If the dissolution and liquidation (or deemed dissolution and liquidation) of the Company occurs in connection with a Sale of the Company, the Fair Market Value of each equity security of the Company shall equal the value implied by such transaction. If at any time the equity securities of the Company are not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, and the dissolution and liquidation (or deemed dissolution and liquidation) of the Company does not occur in connection with a Public Offering of the Company or a Sale of the Company, the Fair Market Value of each such security shall be equal to the fair value thereof as of the date of valuation as determined by the Board in good faith on the basis of an orderly sale to a willing, unaffiliated buyer in an arm's length transaction, taking into account all relevant factors that the Board believes is determinative of value.

13.2           Valuation of Other Assets and Securities.  The “Fair Market Value” of any Units or other Equity Securities or other securities issued by the Company, or any other non-cash assets or securities for which “Fair Market Value” is to be determined hereunder, shall mean the fair value for such assets or securities as between a willing buyer and a willing seller in an arm's-length transaction occurring on the date of valuation as determined by the Board in good faith, taking into account all relevant factors that the Board believes is determinative of value (and giving effect to any transfer taxes payable or discounts in connection with such sale).

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

ARTICLE XIV

GENERAL PROVISIONS

14.1           Power of Attorney.  Each Other Unitholder hereby constitutes and appoints the Board and the liquidators, with full power of substitution, as his, her, or its true and lawful agent and attorney-in-fact, with full power and authority in his or its name, place and stead, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) this Agreement, all certificates and other instruments and all amendments thereof in accordance with the terms hereof which the Board deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (b) all instruments which the Board deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement adopted in accordance with its terms; (c) all conveyances and other instruments or documents which the Board and/or the liquidators deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; (d) all instruments relating to the admission, withdrawal or substitution of any Unitholder pursuant to Article X or XI; and (e) to effect any other action the Board has the authority to take hereunder. The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Unitholder and the Transfer of all or any portion of his, her, or its Units and shall extend to such Unitholder's heirs, successors, assigns and personal representatives. Each Other Unitholder also hereby grants to the Board an irrevocable proxy to vote all of such Other Unitholders Units as directed by the Board with respect to all matters permitted to be taken under the Act by the Members, to the extent not otherwise specifically and expressly set forth herein. Each Other Unitholder hereby revokes any and all previous proxies or powers of attorney with respect to the Units and shall not hereafter purport to grant any other proxy or power of attorney with respect to any of the Units, deposit any of the Units into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any Person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Units.

14.2           Amendments.  Subject to the right of the Board to amend this Agreement as expressly provided herein (including, without limitation, pursuant to Section 3.1(b)), this Agreement may be amended, modified, or any provision herein waived with the written consent of the Founder Investors; provided that if any such amendment, modification, or waiver would adversely affect in any material respect any class and type of Units in a manner different than the Founder Investors holding equity of the same class and type of Units, such amendment, modification, or waiver shall also require the written consent of the holders of a majority of the class and type of Units so adversely affected. Notwithstanding the foregoing proviso, with the written consent of the Founder Investors nothing shall prohibit any amendments to any provision of this Agreement to the extent necessary to issue any equity or other securities (e.g., to amend this Agreement to authorize a different class of equity of the Company) and, only to the extent applicable, such issuance is done in compliance with Section 3.1(c). Any amendment, modification or waiver effected pursuant to this Section 14.2 shall be valid as to each Unitholder regardless of whether such Unitholder has executed such amendment, modification or waiver.

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

14.3           Title to Company Assets.  The Company assets shall be deemed to be owned by the Company as an entity, and no Unitholder, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Legal title to any or all Company assets may be held in the name of the Company or one or more nominees, as the Board may determine.

14.4           Remedies.  Each Unitholder and the Company shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

14.5           Successors and Assigns.  Except as otherwise provided herein, all covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns, whether so expressed or not.

14.6           Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

14.7           Counterparts; Binding Agreement.  This Agreement may be executed simultaneously in two or more separate counterparts (including by means of facsimile, electronic mail, portable document format (.pdf) or comparable electronic transmission), any one of which need not contain the signatures of more than one party, but each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto. This Agreement and all of the provisions hereof shall be binding upon and effective as to each Person who (a) executes this Agreement in the appropriate space provided in the signature pages hereto notwithstanding the fact that other Persons who have not executed this Agreement may be listed on the signature pages hereto and (b) may from time to time become a party to this Agreement by executing a counterpart of or joinder to this Agreement.

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

14.8           Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Whenever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

14.9           Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Subject to Section 14.18, any dispute relating hereto shall be heard in the state or federal courts located in Delaware, and the parties agree to jurisdiction and venue therein.

14.10           Addresses and Notices.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, sent by facsimile (with hard copy to follow) or sent by reputable overnight express courier (charges prepaid), or (b) three (3) days following mailing by certified or registered mail, postage prepaid and return receipt requested. Such notices, demands and other communications shall be sent to the address for such recipient set forth in the Company's books and records, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Any notice to the Board or the Company shall be deemed given if received by a Manager at the following address: 3130 Wilshire Blvd., 4th Floor, Santa Monica, California 90403.

14.11           Creditors.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates in their capacity as creditors, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in the Company's Profits, Losses, Distributions, capital or property other than as a secured creditor (to the extent provided in the applicable agreements and instruments).

14.12           Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

14.13           Further Action.  The parties agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

14.14           Offset. Whenever the Company is to pay any sum to any Unitholder or any Affiliate or related Person thereof, any amounts that such Unitholder or such Affiliate or related Person owes to the Company or any of its Subsidiaries under any promissory note or other debt instrument issued to the Company or any of its Subsidiaries or any other bona fide obligation owed to the Company or any of its Subsidiaries may be deducted from that sum before payment.

14.15           Entire Agreement. This Agreement, those documents expressly referred to herein and other documents dated as of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

14.16           Opt-in to Article 8 of the Uniform Commercial Code.  The Unitholders hereby agree that the Units shall be securities governed by Article 8 of the Uniform Commercial Code of the State of Delaware (and the Uniform Commercial Code of any other applicable jurisdiction).

14.17           Delivery by Facsimile, Electronic Mail, Portable Document Format, or Comparable Electronic Transmission. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, electronic mail, portable document format or comparable electronic transmission, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine, electronic mail, portable document format, or comparable electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine, electronic mail, portable document format, or comparable electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

14.18           MUTUAL WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER.

14.19           Survival.  Sections 4.6, 5.6, 6.1, 6.4, 7.5, and 8.3, shall survive and continue in full force in accordance with its terms notwithstanding any termination of this Agreement or the dissolution of the Company.

14.20           Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement or in connection with participation as a Member of the Company shall be paid by the party incurring such costs or expense.

14.21           Acknowledgments.  Upon execution and delivery of a counterpart to this Agreement or a joinder to this Agreement, each Member (including each Substituted Member and each Additional Member) shall be deemed to acknowledge to the Company as follows: (a) the determination of such Member to acquire Units pursuant to this Agreement or any other agreement has been made by such Member independent of any other Member and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, if any, which may have been made or given by any other Member or any of its Affiliates or by any agent or employee of any other Member or any of its Affiliates, (b) no other Member has acted as an agent of such Member in connection with making its investment hereunder and that no other Member shall be acting as an agent of such Member in connection with monitoring its investment hereunder, (c) the Company has retained Akerman LLP in connection with the transactions contemplated hereby and expects to retain Akerman LLP as legal counsel on behalf of the Company and its Subsidiaries, if any, (d) Akerman LLP is not representing and will not represent any other Member, other than the Founder Investors, in connection with the transactions contemplated hereby or any dispute which may arise between any of the Founder Investors, on the one hand, and any other Member, on the other hand, (e) such other Member will, if it wishes counsel on the transactions contemplated hereby, retain its own independent counsel, and (f) Akerman LLP may represent the Founder Investors in connection with any and all matters contemplated hereby (including, without limitation, any dispute between any of the Founder Investors, on the one hand, and any other Member, on the other hand) and such Member waives any conflict of interest in connection with such representation by Akerman LLP. Akerman LLP and its partners and employees are intended third party beneficiaries of this Section 14.21.

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

14.22           Spousal Consent.  If any Unitholder that is a natural person should marry or remarry subsequent to the date of this Agreement, such Unitholder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a consent of spouse in the form of Exhibit A hereto if such Unitholder owns Units as community property or Exhibit B if such Unitholder owns Units as separate property, in each case, acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same (a “Spousal Consent”).

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Limited Liability Company Agreement as of the date first written above.

COMPANY: HEALTHSPAN RESEARCH LLC, a Delaware limited liability company
By:	/s/ Rob Fried
Name: Rob Fried Title: Manager

MEMBERS: CHROMADEX, INC.
By:	/s/ Frank Jaksch
Name: Frank Jaksch Title: CEO

By:	/s/ Rob Fried
Name: Rob Fried

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

SCHEDULE OF UNITHOLDERS

Unitholder and Address	Class A Units	Capital Contribution with respect to Class A Units	Class B Units	Capital Contribution with respect to Class B Units	Total Amount of Capital Contributions
Rob Fried [*]	91,000	$0	- 0 -	- 0 -	$0
Chromadex, Inc. 10005 Muirlands Blvd. Suite G Irvine, CA 92618	9,000	$[*]	- 0 -	- 0 -	$[*]
TOTAL	100,000	$[*]	0	0	$[*]

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

EXHIBIT A

COMMUNITY PROPERTY SPOUSAL CONSENT

I,  _______________________________ , certify and declare that:
(Name of Member’s Spouse)

1.           I am the_______________  of
                                                (Name of Member)

2.           My spouse has acquired Equity Securities of Healthspan Research LLC, LLC, a Delaware limited liability company (the “Company”), which Equity Securities are our community property. For purposes of this Community Property Spousal Consent, the term “Equity Securities” means all rights, title, and interests in and to the Company and securities of the Company which my spouse and I now possess or may hereafter acquire by any means.

3.           My spouse has agreed to be bound by all of the terms and conditions set forth in the Limited Liability Company Agreement of the Company, as may be further amended and/or restated from time to time (the “Agreement”).

4.           I have read, understand and agree to the provisions of the Agreement, including those relating to the sale or other disposition of the Equity Securities.

5.           I approve the execution, delivery and performance of the Agreement by my spouse and agree that my spouse is bound by the Agreement.

6.           I agree to be bound by the provisions of the Agreement in place of all other interests I may have in the Equity Securities, whether such interests may be community property interests or otherwise.

7.           My spouse shall have full power of management of the Equity Securities, including any portion of those Equity Securities that are our community property, and shall have the full right, without my further approval, to perform our rights and obligations under the Agreement, to sell, transfer and deal in any manner with the Equity Securities, subject to the provisions of the Agreement, and to execute from time to time any amendment to the Agreement.

8.           I agree not to take any action at any time that might interfere with the operation of the Agreement or with the interests or rights now or later acquired by me or my spouse related to the Agreement or to the Company.

9.           If and to the extent that I acquire any Equity Securities, whether by operation of law, a decree of dissolution, separate maintenance agreement, property settlement agreement, similar agreement, or otherwise, I agree to be bound by all of the terms and conditions set forth in the Agreement.

10.           I have been afforded the opportunity to seek independent legal and tax counsel of my own choosing to: (a) help me evaluate whether the character of my interests in the Equity Securities is community or separate property; and (b) provide advice concerning my rights, interests, and obligations under the Agreement and this Community Property Spousal Waiver.

11.           I have read, understand, and agree to have my legal rights determined by this Community Property Spousal Waiver.

Executed at                                                      .
(City, State)

Date:                                                               , 20__

_______________________________________
(Signature of Member's Spouse

[*] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

EXHIBIT B

SEPARATE PROPERTY WAIVER AND ACKNOWLEDGMENT

I,  _______________________________ , certify and declare that:
(Name of Member’s Spouse)

(1)           I am the _______________  of
                                                 (Name of Member)

(2)           My spouse has acquired Equity Securities of Healthspan Research LLC, a Delaware limited liability company (the “Company”), which Equity Securities are my spouse’s separate property. For purposes of this Separate Property Waiver and Acknowledgment, the term “Equity Securities” means all rights, title, and interests in and to the Company and the securities of the Company which my spouse now possesses or may hereafter acquire by any means.

(3)           My spouse has agreed to be bound by all of the terms and conditions set forth in the Limited Liability Company Agreement of the Company, as may be amended and/or restated from time to time (the “Agreement”).

(4)           To the extent that the Equity Securities are already the sole and separate property of my spouse, I agree and intend that this Separate Property Waiver and Acknowledgment shall serve as further evidence and acknowledgment of the status of such Equity Securities.

(5)           To the extent that I may have had any community property or other rights in the Equity Securities, I agree and intend that this Separate Property Waiver and Acknowledgment shall evidence and affect the transmutation of those Equity Securities into the sole and separate property of my spouse.

(6)           I acknowledge, to the fullest extent allowed by law, that I have waived, transferred, and released to my spouse all my right, title, and interest, if any, in and to the Equity Securities, and that the Equity Securities are the sole and separate property of my spouse.

(7)           I agree not to take any action at any time that might interfere with the operation of the Agreement or with the interests or rights now or later acquired by me or my spouse related to the Agreement or to the Company.

(8)           I have read, understand and approve the provisions of the Agreement. If and to the extent that I acquire any Equity Securities, whether by operation of law, a decree of dissolution, separate maintenance agreement, property settlement agreement, similar agreement, or otherwise, I agree to be bound by all of the terms and conditions set forth in the Agreement.

(9)           I have been afforded the opportunity to seek independent legal and tax counsel of my own choosing to: (a) help me evaluate whether the character of my interests in the Equity Securities is community or separate property; and (b) provide advice concerning my rights, interests, and obligations under the Agreement and this Separate Property Waiver and Acknowledgment.

(10)           I have read, understand, and agree to have my legal rights determined by this Separate Property Waiver and Acknowledgment.

Executed at                                                      .
(City, State)

Date:                                                               , 20__

_______________________________________
(Signature of Member's Spouse